UNITED STATES BANKRUPTCY COURT
                       FOR THE DISTRICT OF DELAWARE


_____________________________________
In re:
                                                        CHAPTER 11
WIRELESS ONE, INC.,
                                                        Case No. 99-295 (PJW)
               Debtor.
_____________________________________


          DEBTOR'S FIRST AMENDED DISCLOSURE STATEMENT PURSUANT TO
                    SECTION 1125 OF THE BANKRUPTCY CODE

                                        Morris, Nichols, Arsht & Tunnell
                                        1201 North Market Street
                                        P.O. Box 1347
                                        Wilmington, Delaware  19899-1347
                                        (302) 658-9200

                                        Latham & Watkins
                                        885 Third Avenue, Suite 1000
                                        New York, New York  10022-4802
                                        (212) 906-1200

                                        CO-COUNSEL FOR DEBTOR
                                        AND DEBTOR IN POSSESSION

Dated: Wilmington, Delaware
       August 5, 1999

THIS PROPOSED FIRST AMENDED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT FOR USE IN THE SOLICITATION OF ACCEPTANCES OF THE FIRST AMENDED PLAN DISCLOSED PURSUANT TO SECTION 1125(B) OF THE BANKRUPTCY CODE. ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS PROPOSED FIRST AMENDED DISCLOSURE STATEMENT IS NOT INTENDED, NOR SHOULD IT BE CONSTRUED, AS SUCH A SOLICITATION, NOR SHOULD THE INFORMATION CONTAINED HEREIN BE RELIED UPON FOR ANY PURPOSE PRIOR TO A DETERMINATION BY THE BANKRUPTCY COURT THAT THE PROPOSED FIRST AMENDED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION. DISSEMINATION OF THIS PROPOSED FIRST AMENDED DISCLOSURE STATEMENT IS CONTROLLED BY BANKRUPTCY RULE 3017.

                             TABLE OF CONTENTS
                                                                       PAGE

I.   INTRODUCTION......................................................   1

        A. Holders of Claims and Equity Interests Entitled to Vote.....   3
        B. Voting Procedures...........................................   4
        C. Confirmation Hearing........................................   5

II.  OVERVIEW OF THE FIRST AMENDED PLAN................................   6

III. GENERAL INFORMATION...............................................   8
        A. Description and History of Business.........................   8
          1. Business..................................................   8
          2. History...................................................  11
          3. Significant Indebtedness..................................  11
          4. Selected Historical Financial Data........................  12
        B. Events Leading to the Commencement of the Chapter 11 Case...  13

IV.  EVENTS DURING THE CHAPTER 11 CASE.................................  15
        A. Continuation of Business; Stay of Litigation................  15
        B. First Day Orders............................................  15
        C. Statutory Committee.........................................  16
        D. Debtor in Possession Financing..............................  16
        E. Alex. Brown Stipulation.....................................  18
        F. Planned Asset Dispositions..................................  18
        G. New Postpetition Financing..................................  19
        H. Extension of the Debtor's Exclusive Period to File, and Solicit
              Acceptances of a Plan of Reorganization..................  20
        I. Bar Date for Filing Proofs of Claim and Interest............  22

V.   THE FIRST AMENDED PLAN OF REORGANIZATION..........................  23
        A. Classification and Treatment of Claims and Equity Interests.  23
          1. Administrative Expense Claims.............................  23
          2. Priority Tax Claims.......................................  24
          3. Class 1 - Priority Non-Tax Claims.........................  24
          4. Class 2 - Secured Claims..................................  25
          5. Class 3 - BTA Installment Note Claims.....................  25
          6. Class 4 - Unsecured Claims................................  25
          7. Class 5 - Other Old Senior Note Claims....................  26
          8. Class 6 -- MCI WorldCom Claims and Interests..............  26
          9. Class 7 - Indemnity Claims................................  26
          10. Class 8 - Old Common Stock Interests.....................  26
          11. Class 9 - Other Equity Interests.........................  27
          12. Alternative Treatment for Holders of Allowed Claims or
               Equity Interests........................................  27
        B. New Common Stock to be Issued Under the First Amended Plan..  27
        C. Means of Implementation.....................................  27
          1. Distributions.............................................  27
          2. Issuance of New Securities................................  28
          3. Cash Payments by MCI WorldCom.............................  28
          4. Exit Financing............................................  28
          5. Bankruptcy Incentive Compensation.........................  28
          6. Cancellation of Existing Securities and Agreements........  28
          7. Corporate Action..........................................  28
          8. Restated Certificate of Incorporation.....................  29
        D. Provisions Governing Distributions..........................  29
          1. Date of Distributions.....................................  29
          2. Disbursing Agent..........................................  29
          3. Surrender of Instruments..................................  30
          4. Compensation of Professionals.............................  30
          5. Delivery of Distributions.................................  30
          6. Manner of Payment Under the First Amended Plan............  31
          7. Setoffs and Recoupment....................................  31
          8. Distributions After Effective Date........................  31
          9. Rights and Powers of Disbursing Agent.....................  31
               a. Powers of the Disbursing Agent.......................  31
               b. Expenses Incurred on or After the Effective Date.....  31
         10. Exculpation...............................................  31
     E. Resolution of Disputed Claims and Interests....................  32
     F. Executory Contracts and Unexpired Leases.......................  33
          1. Assumption and Rejection of Executory Contracts and
               Unexpired Leases........................................  33
          2. Amendments to Schedule; Effect of Amendments..............  33
          3. Bar to Rejection Damage Claims............................  33
          4. Certain Indemnification Obligations.......................  34
     G. Conditions to Confirmation and Effective Date..................  34
     H. Effect of Confirmation.........................................  35
          1. Vesting of Assets.........................................  35
          2. Binding Effect............................................  35
          3. Discharge of Debtor.......................................  35
          4. Term of Injunctions or Stays..............................  35
          5. Indemnification Obligations...............................  35
          6. Releases..................................................  36
     I. Waiver of Certain Claims.......................................  36
     J. Retention of Jurisdiction by the Bankruptcy Court..............  37
     K. Summary of Other Provisions of the First Amended Plan..........  37
          1. Payment of Statutory Fees.................................  38
          2. Retiree Benefits..........................................  38
          3. Administrative Expenses Incurred After the Confirmation
               Date....................................................  38
          4. Section 1125(e) of the Bankruptcy Code....................  38
          5. Compliance with Tax Requirements..........................  38
          6. Severability of Plan Provisions...........................  39
          7. Governing Law.............................................  39

VI.  CONFIRMATION AND CONSUMMATION PROCEDURE...........................  39
     A. Solicitation of Votes..........................................  39
     B. The Confirmation Hearing.......................................  40
     C. Confirmation...................................................  41
          1. Acceptance................................................  41
          2. Unfair Discrimination and Fair and Equitable Tests........  41
               a. Secured Creditors....................................  41
               b. Unsecured Creditors..................................  42
               c. Equity Interests.....................................  42
          3. Feasibility...............................................  42
               a. Capacity of MCI WorldCom to Make Required Plan
                     Payments..........................................  42
               b. Financial Projections................................  42
               c. Business Strategy -- Overview........................  43
               d. Subscription Video...................................  44
               e. WarpOne -- High-Speed Data/Internet..................  44
               f. Additional Financing.................................  45
          4. Best Interests Test.......................................  45
     D. Consummation...................................................  47

VII. MANAGEMENT OF REORGANIZED DEBTOR..................................  47
     A. Board of Directors and Management..............................  47
          1. Composition of the Board of Directors.....................  47
          2. Identity of Officers......................................  47
     B. Compensation of Executive Officers.............................  48
     C. Management Contracts...........................................  49
     D. Bankruptcy Incentive Compensation..............................  49
     E. Other Compensation Plans.......................................  50

VIII.  APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS  TO THE NEW
       COMMON STOCK TO BE DISTRIBUTED UNDER THE FIRST AMENDED PLAN.....  50

IX.    REORGANIZATION VALUES...........................................  51

X.     CERTAIN RISK FACTORS TO BE CONSIDERED...........................  52
     A. Projected Financial Information................................  52
     B. Hart-Scott-Rodino Act Requirements.............................  52

XI.    CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE FIRST AMENDED
       PLAN............................................................  53
     A. Introduction...................................................  53
     B. Federal Income Tax Consequences to the Debtor..................  53
          1. Cancellation of Indebtedness and Reduction of Tax
               Attributes..............................................  53
          2. Section 382 Limitations on NOLs...........................  55
          3. Section 269 Limitation on NOLs............................  56
     C. Federal Income Tax Consequences to Holders of Other Old Senior
          Notes (Class 5)..............................................  57
     D. Federal Income Tax Consequences to MCI WorldCom (Class 6)......  58
     E. Federal Income Tax Consequences to Holders of Old Common Stock
          Interests (Class 8)..........................................  59
     F. Federal Income Tax Consequences to Holders of Other Claims.....  59
     G. Accrued Interest and Original Issue Discount...................  59
     H. Backup Withholding and Information Reporting...................  60

XII.   ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE FIRST AMENDED
       PLAN............................................................  61
     A. Liquidation Under Chapter 7....................................  61
     B. Alternative Plan of Reorganization.............................  61

XIII.  CONCLUSION AND RECOMMENDATION...................................  63

                             INDEX OF EXHIBITS


EXHIBIT A - First Amended Plan

EXHIBIT B - Order of  the  Bankruptcy Court dated __________ __, 1999 among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the First Amended Plan

EXHIBIT C - Wireless One, Inc. Form 10-K  for  the  Year ended December 31,
            1998 and Form 10-Q for the Quarter ended March 31, 1999

EXHIBIT D - Projected Financial Information [TO BE PROVIDED]

EXHIBIT E - Liquidation Analysis [TO BE PROVIDED]

                                 GLOSSARY



1995 Senior Notes                               means  the 13% Senior Notes Due 2003 issued by the
                                                Debtor having  an  aggregate  principal  amount of
                                                $150 million.

1996 Senior Discount Notes                      means  the 13 1/2 % Senior Discount Notes Due 2006
                                                issued by the Debtor having an aggregate principal
                                                amount at maturity of $239,252,000 and an accreted
                                                value on the Petition Date of $172.4 million.

Administrative Expense Claim                    means any  right to payment constituting a cost or
                                                expense of administration  of  the Chapter 11 Case
                                                allowed under sections 503(b) and 507(a)(l) of the
                                                Bankruptcy  Code,  including, without  limitation,
                                                (a) any actual and necessary costs and expenses of
                                                preserving the Debtor's estate, (b) any actual and
                                                necessary  costs and  expenses  of  operating  the
                                                Debtor's  business   in  the  ordinary  course  of
                                                business,  (c)  any  indebtedness  or  obligations
                                                incurred or assumed by  the  Debtor  in Possession
                                                during the Chapter 11 Case in the ordinary  course
                                                of  business,  (d)  any allowances of compensation
                                                and  reimbursement  of   expenses  to  the  extent
                                                allowed by Final Order under section 330 or 503 of
                                                the Bankruptcy Code, and (e)  any  fees or charges
                                                assessed against the Debtor's estate under section
                                                1930, title 28, United States Code.

Aggregate Exercise Proceeds                     means  the aggregate exercise price payable if all
                                                of the Old  Unexercised  Options and Warrants were
                                                to be exercised.

Aggregate Option and Warrant Shares             means  the number of shares of common stock of the
                                                Debtor  which   the  holders  of  Old  Unexercised
                                                Options and Warrants would be entitled to purchase
                                                upon exercise of such options and warrants.

Allowed                                         means,  with reference  to  any  Claim  or  Equity
                                                Interest,  (a)  any Claim or Equity Interest as to
                                                which  no  objection   to   allowance   has   been
                                                interposed  on  or before the Confirmation Date or
                                                such other applicable  period  of limitation fixed
                                                by the Bankruptcy Code, the Bankruptcy  Rules,  or
                                                the Bankruptcy Court, or as to which any objection
                                                has been determined by a Final Order to the extent
                                                such  objection  is  determined  in  favor  of the
                                                respective   holder,   (b)  any  Claim  or  Equity
                                                Interest as to which the  liability  of the Debtor
                                                and  the  amount thereof are determined  by  final
                                                order of a  court  of competent jurisdiction other
                                                than the Bankruptcy  Court  or  (c)  any  Claim or
                                                Equity   Interest   expressly  allowed  hereunder.
                                                Unless otherwise specified  in  the  Plan  or in a
                                                Final Order of the Bankruptcy Court allowing  such
                                                claim, "Allowed" in reference to a Claim shall not
                                                include  (a)  interest on the amount of such Claim
                                                accruing from and  after  the  Petition  Date, (b)
                                                punitive  or  exemplary  damages  or (c) any fine,
                                                penalty or forfeiture.

BTA Installment Notes                           means   approximately   $21.1   million  aggregate
                                                principal  amount of obligations of  the  Debtor's
                                                wholly-owned  direct  and indirect subsidiaries to
                                                the United States Government  in  connection  with
                                                the  purchase  of  certain  licenses  to  transmit
                                                signals  in certain basic trading areas which  are
                                                regularly paid by the Debtor.

BTA Installment Note Claims                     means  Claims,   if   any,  arising  under  or  in
                                                connection with the BTA  Installment  Notes  or in
                                                connection  with  the purchase of certain licenses
                                                to transmit signals in certain basic trading areas
                                                which relate to the BTA Installment Notes.

Bankruptcy Code                                 means title 11, United  States  Code,  as  amended
                                                from time to time, as applicable to the Chapter 11
                                                Case.

Bankruptcy Court                                means  the  United  States  District Court for the
                                                District of Delaware having jurisdiction  over the
                                                Chapter   11  Case  and,  to  the  extent  of  any
                                                reference made under section 157, title 28, United
                                                States Code,  the  unit  of  such  District  Court
                                                having jurisdiction over the Chapter 11 Case under
                                                section 151, title 28, United States Code.

Bankruptcy Rules                                means the Federal Rules of Bankruptcy Procedure as
                                                promulgated  by  the  United  States Supreme Court
                                                under section 2075, title 28, United  States Code,
                                                as  amended from time to time, applicable  to  the
                                                Chapter  11  Case,  and  any  Local  Rules  of the
                                                Bankruptcy Court.

Bondholder Litigation Claim                     means  a  Claim  (a)  arising from rescission of a
                                                purchase or sale of a debt security of the Debtor,
                                                (b) for damages arising  from the purchase or sale
                                                of such a debt security or  (c)  for reimbursement
                                                or contribution allowed under section  502  of the
                                                Bankruptcy  Code on account of a Claim for damages
                                                or rescission arising out of a purchase or sale of
                                                a debt security of the Debtor.

Business Day                                    means any day  other  than a Saturday, a Sunday or
                                                any other day on which banking institutions in New
                                                York, New York are required or authorized to close
                                                by law or executive order.

Cash                                            means  legal  tender  of  the   United  States  of
                                                America.

Chapter 11 Case                                 means  the  Debtor's voluntary case filed with the
                                                Bankruptcy  Court   under   Chapter   11   of  the
                                                Bankruptcy Code.

Charter                                         means the Restated Certificate of Incorporation of
                                                Reorganized    Wireless,   which   shall   be   in
                                                substantially the form annexed as Exhibit 1 to the
                                                First Amended Plan.

Claim                                           means (a) any right  to  payment  from the Debtor,
                                                whether or not such right is reduced  to judgment,
                                                liquidated,   unliquidated,   fixed,   contingent,
                                                matured,  unmatured, disputed, undisputed,  legal,
                                                equitable,   secured,   or   unsecured,  known  or
                                                unknown, or (b) any right to an  equitable  remedy
                                                for  breach  of  performance  if such breach gives
                                                rise  to  a  right  of  payment from  the  Debtor,
                                                whether or not such right  to  an equitable remedy
                                                is   reduced   to   judgment,  fixed,  contingent,
                                                matured, unmatured, disputed, undisputed, secured,
                                                or unsecured, known or unknown.

Class                                           means any group of substantially similar Claims or
                                                Equity Interests classified  by  the Plan pursuant
                                                to section 1129(a)(l) of the Bankruptcy Code.

Collateral                                      means any property or interest in  property of the
                                                Debtor's  estate subject to a Lien to  secure  the
                                                payment or  performance  of a Claim, which Lien is
                                                not  subject  to  avoidance under  the  Bankruptcy
                                                Code.

Confirmation Date                               means   the   date  on  which  the  Clerk  of  the
                                                Bankruptcy Court  enters the Confirmation Order on
                                                its docket.

Confirmation Hearing                            means  the  hearing  to  be held by the Bankruptcy
                                                Court  regarding  confirmation   of   a   plan  of
                                                reorganization  under chapter 11 of the Bankruptcy
                                                Code,  as  such  hearing   may   be  adjourned  or
                                                continued from time to time.

Confirmation Order                              means the order of the Bankruptcy Court confirming
                                                a  plan  of reorganization under chapter 11 of the
                                                Bankruptcy   Code,   which  shall  be  in  a  form
                                                reasonably  acceptable   to  the  Debtor  and  MCI
                                                WorldCom.

Debtor                                          means  Wireless One, Inc., a Delaware corporation,
                                                the debtor in the Chapter 11 Case.

Debtor in Possession                            means the  Debtor  in  its capacity as a debtor in
                                                possession in the Chapter  11  Case under sections
                                                1107(a) and 1108 of the Bankruptcy Code.

DGCL                                            means the General Corporation Law  of the State of
                                                Delaware, as amended from time to time.

Disallowed                                      means, when used with respect to a Claim or Equity
                                                Interest, a Claim or Equity Interest that has been
                                                disallowed by Final Order.

Disbursing Agent                                means  any  entity in its capacity as a disbursing
                                                agent under Sections  7.2  and  7.10  of the First
                                                Amended Plan.

Disputed Claim                                  means, with respect to a Claim or Equity Interest,
                                                any  such  Claim or Equity Interest proof of which
                                                was filed with  the Bankruptcy Court and (a) which
                                                has been or hereafter  is  listed on the Schedules
                                                as unliquidated, disputed or contingent, and which
                                                has not been resolved by written  agreement of the
                                                parties  or an order of the Bankruptcy  Court,  or
                                                (b) as to  which  the Debtor or any other party in
                                                interest  has interposed  a  timely  objection  in
                                                accordance   with  the  Bankruptcy  Code  and  the
                                                Bankruptcy Rules,  which  objection  has  not been
                                                withdrawn  or determined by a Final Order.   Prior
                                                to (i) the time  an  objection  has been filed and
                                                (ii)  the expiration of the time within  which  to
                                                object  to such Claim or Equity Interest set forth
                                                herein or  otherwise  established  by order of the
                                                Bankruptcy Court, a Claim or Equity Interest shall
                                                be considered a Disputed Claim or Disputed  Equity
                                                Interest  to  the  extent  that  the amount of the
                                                Claim or Equity Interest specified  in  a proof of
                                                Claim or Equity Interest exceeds the amount of the
                                                Claim  or Equity Interest scheduled by the  Debtor
                                                as not disputed, contingent or unliquidated.

Effective Date                                  means the  first  Business  Day  on  which all the
                                                conditions   precedent   to  the  Effective   Date
                                                specified in Section 10.1  of  the  First  Amended
                                                Plan  shall  have  been  satisfied  or  waived  as
                                                provided  in  Section  10.2 of the Plan; provided,
                                                however, that if a stay  of the Confirmation Order
                                                is  in effect, the Effective  Date  shall  be  the
                                                first Business Day after such stay is no longer in
                                                effect.

Equity Interest                                 means   the  interest  of  any  holder  of  equity
                                                securities of the Debtor represented by any issued
                                                and outstanding  shares  of  common  or  preferred
                                                stock  or  other  instrument  evidencing a present
                                                ownership interest in the Debtor,  whether  or not
                                                transferable,  or  any  option,  warrant or right,
                                                contractual   or   otherwise,   to   acquire,   in
                                                connection  with or related to any such  interest,
                                                including, without  limitation,  any  rights  with
                                                respect  to  the  Debtor  under  any  registration
                                                rights  agreement  or  stockholders  agreement  to
                                                which the Debtor is a party.

Final Order                                     means an order or judgment of the Bankruptcy Court
                                                entered  by  the  Clerk of the Bankruptcy Court on
                                                the docket in the Chapter  11  Case, which has not
                                                been reversed, vacated or stayed  and  as to which
                                                (a) the time to appeal, petition for certiorari or
                                                move for a new trial, reargument or rehearing  has
                                                expired  and  as  to which no appeal, petition for
                                                certiorari or other  proceedings  for a new trial,
                                                reargument or rehearing shall then  be  pending or
                                                (b)  if an appeal, writ of certiorari, new  trial,
                                                reargument  or  rehearing thereof has been sought,
                                                such order or judgment  of  the  Bankruptcy  Court
                                                shall  have been affirmed by the highest court  to
                                                which such order was appealed, or certiorari shall
                                                have been  denied  or  a  new trial, reargument or
                                                rehearing shall have been denied or resulted in no
                                                modification of such order,  and  the time to take
                                                any  further  appeal,  petition for certiorari  or
                                                move  for  a  new trial, reargument  or  rehearing
                                                shall have expired;  provided,  however,  that the
                                                possibility  that  a  motion under Rule 60 of  the
                                                Federal Rules of Civil Procedure, or any analogous
                                                rule  under the Bankruptcy  Rules,  may  be  filed
                                                relating to such order, shall not cause such order
                                                not to be a Final Order.

Indemnity Claim                                 means a  Claim  of  a  director  or officer of the
                                                Debtor   who   was  not  a  director  or  officer,
                                                respectively, at  any  time  on or after August 1,
                                                1998  for  any  obligations  of  the   Debtor   to
                                                indemnify   directors   or  officers  against  any
                                                obligations pursuant to the  Debtor's  certificate
                                                of  incorporation,  by-laws,  contract, applicable
                                                state  law, any combination of the  foregoing,  or
                                                otherwise.

Lien                                            means any  charge  against,  encumbrance  upon  or
                                                other  interest  in property, the purpose of which
                                                is to secure payment  of  a debt or performance of
                                                an obligation.

MCI WorldCom                                    means  MCI  WORLDCOM, Inc. and any subsidiaries or
                                                affiliates.

MCI WorldCom Claims and Interests               means   the   Claims  and  Equity  Interests  held
                                                directly or indirectly by MCI WorldCom, other than
                                                a Claim of MCI  WorldCom  associated  with the New
                                                Postpetition Financing.

MCI WorldCom Old Senior Notes                   means Old Senior Notes held directly or indirectly
                                                by MCI WorldCom.

New Common Stock                                means  the  shares  of common stock of Reorganized
                                                Wireless to be issued  and  outstanding  as of the
                                                Effective Date.

Old Common Stock                                means  the  issued and outstanding common stock of
                                                the Debtor other  than  such  common  stock  as is
                                                included among MCI WorldCom Claims and Interests.

Old Common Stock Interest                       means an Equity Interest represented by shares  of
                                                Old  Common  Stock and the Old Unexercised Options
                                                and Warrants.

Old Common Stock Share Amount                   means  an amount equal to (x) $22,611,110 plus the
                                                Aggregate  Exercise  Proceeds  divided  by (y) the
                                                number  of  shares  of  Old Common Stock plus  the
                                                Aggregate Option and Warrant Shares.

Old Indentures                                  means (i) that certain indenture  with  respect to
                                                the 1995 Senior Notes dated as of October 24, 1995
                                                between the Debtor and United States Trust Company
                                                of   New   York,  as  trustee,  as  amended  by  a
                                                supplemental indenture dated July 26, 1996, and as
                                                further amended by a second supplemental indenture
                                                dated August  24,  1998,  and  (ii)  that  certain
                                                indenture with respect to the 1996 Senior Discount
                                                Notes  dated  as  of  August  12, 1996 between the
                                                Debtor  and  United States Trust  Company  of  New
                                                York, as trustee,  as  amended  by  a supplemental
                                                indenture dated August 24, 1998.

Old Senior Notes                                means, collectively, the 1995 Senior Notes and the
                                                1996 Senior Discount Notes or the Old Indentures.

Old Unexercised Options and Warrants            means  the options and warrants to purchase shares
                                                of the common stock of the Debtor (other than such
                                                options  and  warrants  as  are included among MCI
                                                WorldCom  Claims  and  Interests)  which  are  (i)
                                                exercisable as of the Effective Date and (ii) have
                                                an exercise price that is  less  than  the  amount
                                                derived  by  dividing  (x)  $22,611,110 by (y) the
                                                total number of issued and outstanding  shares  of
                                                common  stock of the Debtor (other than such stock
                                                as  is included  among  MCI  WorldCom  Claims  and
                                                Interest)  assuming  that  all  such  options  and
                                                warrants have been exercised.

Other Equity Interest                           means  an Equity Interest in the Debtor, including
                                                warrants  and  options,  other  than an Old Common
                                                Stock Interest.

Other Old Senior Notes                          means Old Senior Notes other than MCI WorldCom Old
                                                Senior Notes.

Other Old Senior Note Claim                     means  a Claim arising under or in connection with
                                                the Other  Old  Senior Notes or the Old Indentures
                                                in respect thereof.

Petition Date                                   means February 11,  1999,  the  date  on which the
                                                Debtor commenced the Chapter 11 Case.

Priority Non-Tax Claim                          means  any  Claim  other  than  an  Administrative
                                                Expense Claim or a Priority Tax Claim, entitled to
                                                priority  in payment under section 507(a)  of  the
                                                Bankruptcy Code.

Priority Tax Claim                              means any Claim of a governmental unit of the kind
                                                entitled to  priority  in  payment as specified in
                                                sections 502(i) and 507(a)(8)  of  the  Bankruptcy
                                                Code.

Rejection Claim                                 means  any  Claim  against the Debtor arising from
                                                the  rejection  of  any   executory   contract  or
                                                unexpired  lease,  including  any Claim of  (a)  a
                                                lessor for damages resulting from the rejection of
                                                a lease of real property as any  such  claim shall
                                                be calculated in accordance with section 502(b)(6)
                                                of  the  Bankruptcy  Code  or (b) an employee  for
                                                damages  resulting  from  the  rejection   of   an
                                                employment  agreement  as  any such Claim shall be
                                                calculated in accordance with section 502(b)(7) of
                                                the Bankruptcy Code.

Reorganized Wireless                            means  the Debtor, as it will be reorganized as of
                                                the Effective  Date  in  accordance with a plan of
                                                reorganization under chapter  11 of the Bankruptcy
                                                Code.

Schedules                                       means  the schedules of assets and liabilities and
                                                the statement  of  financial  affairs filed by the
                                                Debtor under section 521 of the  Bankruptcy  Code,
                                                Bankruptcy  Rule  1007 and the Official Bankruptcy
                                                Forms of the Bankruptcy  Rules  as  such schedules
                                                and statements have been or may be supplemented or
                                                amended through the Confirmation Date.

Secured Claim                                   means  a Claim secured by a Lien on Collateral  to
                                                the extent  of the value of such Collateral (i) as
                                                set forth in  the  First  Amended  Plan,  (ii)  as
                                                agreed  to  by  the  holder  of such Claim and the
                                                Debtor or (iii) as determined  by a Final Order in
                                                accordance with section 506(a) of  the  Bankruptcy
                                                Code  or, in the event that such Claim is  subject
                                                to setoff  under  section  553  of  the Bankruptcy
                                                Code, to the extent of such setoff.

Stockholder Litigation Claim                    means  a  Claim  (a)  arising from rescission of a
                                                purchase  or sale of an  equity  security  of  the
                                                Debtor, (b)  for damages arising from the purchase
                                                or  sale  of  such  equity  security  or  (c)  for
                                                reimbursement  or   contribution   allowed   under
                                                section 502 of the Bankruptcy Code on account of a
                                                Claim  for damages or rescission arising out of  a
                                                purchase  or  sale  of  an  equity security of the
                                                Debtor.

Trade Claim                                     means  an  Unsecured Claim for goods, materials or
                                                services provided to the Debtor or rendered to the
                                                Debtor in the ordinary course of business prior to
                                                the  Petition  Date.   A  Trade  Claim  shall  not
                                                include  an  Old Senior Note Claim or MCI WorldCom
                                                Claims and Interests.

Unsecured Claim                                 means any Claim  against the Debtor that is not an
                                                Administrative Expense  Claim,  a Priority Non-Tax
                                                Claim,  a Priority Tax Claim, an Old  Senior  Note
                                                Claim, a  BTA Installment Note Claim, MCI WorldCom
                                                Claims and Interests or a Secured Claim.

                             I.  INTRODUCTION

     Wireless One, Inc., a Delaware corporation ("Wireless" or the "Debtor"), submits this Disclosure Statement dated August 5, 1999 (the "First Amended Disclosure Statement") pursuant to section 1125 of title 11 of the United States Code (the "Bankruptcy Code") to holders of Claims and Equity Interests in the Debtor in connection with (i) the solicitation of acceptances or rejections of the Debtor's First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated August 5, 1999 (the "First Amended Plan") filed by the Debtor with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and
(ii) the hearing to consider confirmation of the First Amended Plan (the "Confirmation Hearing") scheduled for __________ __, 1999 at __:__ _.m., Eastern Time. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the First Amended Plan.

     On March 15, 1999, the Debtor filed a proposed plan of reorganization (the "Original Plan") and proposed disclosure statement (the "Original Disclosure Statement") with the Bankruptcy Court. The Original Plan reflected the terms of an agreement that had been reached with the Unofficial Noteholders' Committee (as defined below) and certain other large holders of the Debtor's Old Senior Notes. The Original Plan assumed that the enterprise value of Reorganized Wireless was approximately $160 million. Under the terms of the Original Plan, holders of the Debtor's Old Senior Notes would have received their pro rata share of 95.5% of the equity of Reorganized Wireless, and holders of the Debtor's Old Common Stock would have received their pro rata share of approximately 4% of the equity of Reorganized Wireless, plus warrants to purchase an additional 10% (on a fully diluted basis) of the equity of Reorganized Wireless at an exercise price of $29.57 per share. Additionally, the Original Plan provided that all other creditors of the Debtor (other than holders of certain indemnity claims), including the holders of the Debtor's BTA Installment Notes, were to be unimpaired.

     Subsequent to the filing of the Original Plan, certain events took place in the Debtor's industry which indicated that the total enterprise value of the Debtor had dramatically increased. (For a more detailed description of these events, see Section IV.H., "Events During the Chapter 11 Case -- Extension of the Debtor's Exclusive Period to File and Solicit Acceptances of a Plan of Reorganization".) Additionally, subsequent to the filing of the Original Disclosure Statement and the Original Plan, MCI WorldCom informed the Debtor that it had purchased a significant amount of the Debtor's Old Senior Notes. In May 1999, the Debtor came to believe that certain provisions of the Original Plan may be inappropriate given the changes in the Debtor's industry. Accordingly, the Debtor did not seek approval of the Original Disclosure Statement or the Original Plan and instead determined to amend the Original Plan and Original Disclosure Statement.

     The Debtor and MCI WorldCom have negotiated the terms of the proposed First Amended Plan, which is based on an assumed total enterprise value of $420 million. Compared to the Original Plan, the Debtor believes that the First Amended Plan offers significantly greater returns to holders of the Debtor's Old Senior Notes and Old Common Stock than the Original Plan. The First Amended Plan proposes to distribute 100% of the equity of Reorganized Wireless to MCI WorldCom in respect of its Old Senior Notes and the cash needed to fund the distributions described below. Holders of Old Senior Notes other than MCI WorldCom will receive a cash payment of the principal amount and accrued interest as of the Effective Date of the First Amended Plan, or the accreted value as of the Effective Date of the Original Plan, as applicable. Under the First Amended Plan, holders of the Debtor's Old Common Stock (and holders of certain exercisable options and warrants) will receive their pro rata share of approximately $22.6 million (less the exercise price in the case of the options and warrants). All classes of creditors that were to be rendered unimpaired under the Original Plan will be rendered unimpaired under the First Amended Plan as well.

     Attached as Exhibits to this First Amended Disclosure Statement are copies of the following:

     *  The First Amended Plan (Exhibit A);

     * Order of the Bankruptcy Court dated _________ __, 1999 (the "Disclosure Statement Order"), among other things, approving this First Amended Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the First Amended Plan (Exhibit B);

     * Wireless One, Inc. Form 10-K for the Year ended December 31, 1998 and Form 10-Q for the Quarter ended March 31, 1999 (Exhibit C);

     *  Projected Financial Information (Exhibit D) [TO BE PROVIDED]; and

     *  Liquidation Analysis (Exhibit E) [TO BE PROVIDED].

In addition, a ballot for the acceptance or rejection of the First Amended Plan is enclosed with the First Amended Disclosure Statement submitted to the holders of Claims and Equity Interests that the Debtor believes may be entitled to vote to accept or reject the First Amended Plan.

     On _________ __, 1999, after notice and a hearing, the Bankruptcy Court approved this First Amended Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtor's creditors and equity interest holders to make an informed judgment whether to accept or reject the First Amended Plan. APPROVAL OF THIS FIRST AMENDED DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE FIRST AMENDED PLAN.

     The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the First Amended Plan and for filing objections to confirmation of the First Amended Plan, the record date for voting purposes, and the applicable standards for tabulating ballots. In addition, detailed voting instructions accompany each ballot. Each holder of a Claim or an Equity Interest entitled to vote on the First Amended Plan should read the First Amended Disclosure Statement, the First Amended Plan, the Disclosure Statement Order and the instructions accompanying the ballots in their entirety before voting on the First Amended Plan. These documents contain, among other things, important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the First Amended Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A.   HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE.

     Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of a chapter 11 plan and that will receive distributions under the chapter 11 plan are entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests will not receive or retain any property under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.

     Classes 5 (Other Old Senior Note Claims), 6 (MCI WorldCom Claims and Interests) 7 (Indemnity Claims) and 8 (Old Common Stock Interests) of the First Amended Plan are impaired and, to the extent such Claims or Equity Interests are Allowed, the holders of such Claims and Equity Interests will receive distributions under the First Amended Plan. Holders of Claims and Equity Interests in those Classes are entitled to vote to accept or reject the First Amended Plan. Classes 1 (Priority Non-Tax Claims), 2 (Secured Claims), 3 (BTA Installment Note Claims) and 4 (Unsecured Claims) are unimpaired under the First Amended Plan and the holders of Claims in those Classes are conclusively presumed to have accepted the First Amended Plan. Class 9 (Other Equity Interests) are impaired and are not retaining any property or receiving any distribution under the First Amended Plan. Accordingly, holders of Equity Interests in this Class are deemed to have rejected the First Amended Plan. Therefore, the Debtor is soliciting acceptances only from holders of Allowed Claims in Classes 5, 6 and 7 and holders of Allowed Equity Interests in Class 8.

     The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. The Bankruptcy Code defines "acceptance" of a plan by a class of interests (such as equity security holders) as acceptance by interest holders in that class that hold at least two-thirds in amount of the allowed interests that cast ballots for acceptance or rejection of the plan. For a complete description of the requirements for confirmation of the First Amended Plan, see Section VI., "Confirmation and Consummation Procedure."

     If a Class of Claims or Equity Interests rejects the First Amended Plan or is deemed to reject the First Amended Plan, the Debtor has the right to request confirmation of the First Amended Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section VI.C.2., "Confirmation and Consummation Procedure -- Unfair Discrimination and Fair and Equitable Tests."

     If one or more of the Classes entitled to vote on the First Amended Plan votes to reject the First Amended Plan, the Debtor will request confirmation of the First Amended Plan over the rejection of the First Amended Plan by such Class or Classes. The determination as to whether to seek confirmation of the First Amended Plan under such circumstances will be announced before or at the Confirmation Hearing.

B.   VOTING PROCEDURES.

     If you are entitled to vote to accept or reject the First Amended Plan, a ballot is enclosed for the purpose of voting on the First Amended Plan. If you hold Claims in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate ballots which must be used for each separate Class of Claims. Please vote and return your ballot(s) to:

                            WIRELESS ONE, INC.
                    c/o Wireless One Claims Processing
                        P.O. Box 5075, FDR Stations
                         New York, New York  10150

     DO NOT RETURN YOUR NOTES OR SECURITIES WITH YOUR BALLOT.

     TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE FIRST AMENDED MUST BE RECEIVED NO LATER THAN __:__ _.M., EASTERN TIME, ON _____________ __, 1999. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE FIRST AMENDED SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE FIRST AMENDED PLAN.

     Any Claim or Equity Interest in an impaired Class as to which an objection or request for estimation is pending or which is scheduled by the Debtor as unliquidated, disputed or contingent is not entitled to vote unless the holder of such Claim or Equity Interest has obtained an order of the Bankruptcy Court temporarily allowing such Claim or Equity Interest for the purpose of voting on the First Amended Plan.

     Pursuant to the First Amended Disclosure Statement Order, the Bankruptcy Court set __________ __, 1999 as the record date for voting on the First Amended Plan. Accordingly, only holders of record as of __________ __, 1999 that are otherwise entitled to vote under the First Amended Plan will receive a ballot and may vote on the First Amended Plan.

     If you are a holder of a Claim or Equity Interest entitled to vote on the First Amended Plan and did not receive a ballot, received a damaged ballot or lost your ballot, or if you have any questions concerning the First Amended Disclosure Statement, the First Amended Plan or the procedures for voting on the First Amended Plan, please call Kathy Gerber at (212) 376-8494 (Wireless One Claims and Balloting Agent).

C.   CONFIRMATION HEARING.

     Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on __________ __, 1999 at __:__ __.m. Eastern Time, before the Honorable Peter J. Walsh, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the First Amended Plan be served and filed so that they are received on or before __________ __, 1999 at __:__ _.m. Eastern Time, in the manner described below in Section VI.B., "Confirmation and Consummation Procedure -- The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

     THE STATEMENTS CONTAINED IN THIS FIRST AMENDED DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS FIRST AMENDED DISCLOSURE STATEMENT SHALL NOT CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ THIS FIRST AMENDED DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE FIRST AMENDED PLAN, PRIOR TO VOTING ON THE FIRST AMENDED PLAN.

     FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS FIRST AMENDED DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE FIRST AMENDED PLAN, BUT THE FIRST AMENDED PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE FIRST AMENDED PLAN AND THE FIRST AMENDED DISCLOSURE STATEMENT, THE TERMS OF THE FIRST AMENDED PLAN ARE CONTROLLING. THE FIRST AMENDED DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE FIRST AMENDED PLAN, AND NOTHING STATED SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE FIRST AMENDED PLAN ON THE DEBTOR OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS FIRST AMENDED DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY SECTION X. OF THIS FIRST AMENDED DISCLOSURE STATEMENT, "CERTAIN RISK FACTORS TO BE CONSIDERED," BEFORE VOTING TO ACCEPT OR REJECT THE FIRST AMENDED PLAN.

     SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS FIRST AMENDED DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

     THE DEBTOR BELIEVES THAT THE FIRST AMENDED PLAN WILL ENABLE IT TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE FIRST AMENDED PLAN IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS CREDITORS AND EQUITY INTEREST HOLDERS. THE DEBTOR URGES THAT CREDITORS AND EQUITY INTEREST HOLDERS VOTE TO ACCEPT THE FIRST AMENDED PLAN.

     After carefully reviewing this First Amended Disclosure Statement, including the Exhibits, each holder of an Allowed Claim in Classes 5, 6 and 7 and each holder of an Allowed Equity Interest in Class 8 should vote on the First Amended Plan.


                 II.  OVERVIEW OF THE FIRST AMENDED PLAN

     The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the First Amended Plan. The recoveries set forth below are merely estimated recoveries based upon various assumptions. For a discussion of the valuation of Reorganized Wireless, see Section IX., "Reorganization Values."


                               SUMMARY OF CLASSIFICATION AND TREATMENT
                    OF CLAIMS AND EQUITY INTERESTS UNDER THE FIRST AMENDED PLAN{1}
                      Type of Claim or                                               Estimated
     Class             Equity Interest                     Treatment                 Recovery
   ---------   ---------------------------     ---------------------------------   --------------
      --       Administrative Expense          Paid in full, in Cash, or in            100%
               Claims                          accordance with the terms and
                                               conditions of transactions or
                                               agreements relating to
                                               obligations incurred in the
                                               ordinary course of business
                                               during the pendency of the
                                               Chapter 11 Case or assumed by the
                                               Debtor in Possession.
      --       Priority Tax Claims             Reorganized Wireless shall either       100%
                                               (i) pay to each holder of an
                                               Allowed Priority Tax Claim that
                                               is due and payable on or before
                                               the Effective Date Cash in an
                                               amount equal to such Allowed
                                               Priority Tax Claim or (ii)
                                               provide such Claims other
                                               treatment as may be permitted
                                               under section 1129(a)(9) of the
                                               Bankruptcy Code.  All Allowed
                                               Priority Tax Claims which are not
                                               due and payable on or before the
                                               Effective Date shall be paid in
                                               the ordinary course of business
                                               in accordance with the terms
                                               thereof or accorded such other
                                               treatment as may be permitted
                                               under section 1129(a)(9) of the
                                               Bankruptcy Code.
       1       Priority Non-Tax Claims         Unimpaired; each Allowed Priority       100%
               (to be paid in the ordinary     Non-Tax Claim shall be unimpaired
               course of business)             in accordance with section 1124
                                               of the Bankruptcy Code.  All
                                               Allowed Priority Non-Tax Claims
                                               which are not due and payable on
                                               or before the Effective Date
                                               shall be paid in the ordinary
                                               course of business in accordance
                                               with the terms thereof.
       2       Secured Claims                  Unimpaired; each Allowed Secured        100%
                                               Claim shall be unimpaired in
                                               accordance with section 1124 of
                                               the Bankruptcy Code.  All Allowed
                                               Priority Non-Tax Claims which are
                                               not due and payable on or before
                                               the Effective Date shall be paid
                                               in the ordinary course of
                                               business in accordance with the
                                               terms thereof.
       3       BTA Installment Note Claims     Unimpaired; the BTA Installment         100%
                                               Note Claims shall be unimpaired
                                               in accordance with section 1124
                                               of the Bankruptcy Code.  All
                                               Allowed BTA Installment Note
                                               Claims which are not due and
                                               payable on or before the
                                               Effective Date shall be paid in
                                               the ordinary course of business
                                               in accordance with the terms
                                               thereof.
       4       Unsecured Claims                Unimpaired; each Unsecured Claim        100%
                                               shall be unimpaired in accordance
                                               with section 1124 of the
                                               Bankruptcy Code.  All Unsecured
                                               Claims which are not due and
                                               payable on or before the
                                               Effective Date shall be paid in
                                               the ordinary course of business
                                               in accordance with the terms
                                               thereof.
       5       Other Old Senior Note Claims    Impaired; the Old Senior Notes          100%
                                               shall be cancelled and holders on
                                               the Record Date of Allowed Other
                                               Old Senior Note Claims shall be
                                               paid in full, in Cash the amount
                                               of outstanding principal and
                                               unpaid interest owed in respect
                                               thereof on the Effective Date, or
                                               accreted value as of the
                                               Effective Date, as applicable.
       6       MCI WorldCom Claims and         Impaired; MCI WorldCom shall            92%{2}
               Interests                       receive the New Common Stock
       7       Indemnity Claims                Impaired; holders of Allowed             n/a
                                               Indemnity Claims will be entitled
                                               to assert such Claims against the
                                               Debtor, but only to the extent of
                                               the coverage available under any
                                               applicable directors' and
                                               officers' insurance.
       8       Old Common Stock Interests      Impaired; Old Common Stock              $1.32 per share
                                               Interests shall be cancelled and           (less the
                                               holders on the Record Date of          exercise price in
                                               Allowed Old Common Stock                  the case of
                                               Interests shall receive a pro               certain
                                               rata share of $22,611,100 (less           exercisable
                                               the exercise price in the case of         options and
                                               certain options and warrants).              warrants)
       9       Other Equity Interests          Impaired; Other Equity Interests         0%
                                               shall be cancelled and the
                                               holders of such Other Equity
                                               Interests shall receive no
                                               distribution in respect thereof.

                         III.  GENERAL INFORMATION

A.   DESCRIPTION AND HISTORY OF BUSINESS.

     1.   BUSINESS.

           Wireless holds licenses and authorizations necessary to the development and operation of wireless cable television systems in eleven contiguous states and operates 37 such systems in Texas, Louisiana, Mississippi, Alabama, Tennessee, Florida and Georgia. It is the largest wireless cable television provider in the Southeast United States. Wireless has traditionally targeted its subscription service to suburban and rural single family households, apartment complexes and businesses, including hotels, hospitals and educational institutions, that are unable to receive traditional hardwired cable television and to urban households, apartment complexes and businesses seeking an alternative to traditional cable or satellite television. In addition, Wireless uses its existing licenses and transmission facilities to offer some markets high-speed data and two-way Internet access services that forgo the use of conventional telephone lines.

          Wireless cable transmissions are sent and received through the air on microwave frequencies from a transmission facility to a receiving antenna at each subscriber's location. Wireless uses frequencies for this microwave transmission known as the "broadband spectrum." This system uses transmission equipment located on towers to transmit television and data signals to the subscribers of Wireless. Since microwave transmission of signals depends on the subscriber's location within the "line-of-sight" of the transmission tower (which is generally limited to a radius of approximately 35 miles), Wireless employs geographically-clustered operating systems to enable cost-effective delivery of its television entertainment services.

          Wireless owns or leases exclusive licenses in the "Multi-Point Multi Channel Distribution System" and "Wireless Communications Spectrum" which are regulated by the Federal Communications Commission ("FCC") and referred to collectively as the "broadband spectrum." These licenses permit Wireless to transmit its television programming and other services. Wireless provides subscribers with various channels, including television entertainment services such as The Learning Channel, HBO, Showtime, and The Disney Channel. In addition to these specialty channels and programming networks, Wireless also provides its customers with high quality rebroadcasts of local television stations' and educational institutions' programming.{3}

          Currently, most of the revenues of Wireless are derived from the sale of subscription-based television programming. Wireless offers its subscription-based television programming service to single-family residential units ("SFUs") and to apartments, colleges, hotels, hospitals, nursing homes and other multiple-dwelling units ("MDUs"). The business of Wireless involves substantial capital expenditure in the construction and modification of transmission equipment as well as the installation of reception equipment for subscribers. Wireless has found that capital expenditures are lower per subscriber for MDU installations.

          Wireless has traditionally offered its subscribers programming content equivalent to that offered by traditional, hard-wire cable providers. Wireless typically offers programming from local affiliates of the ABC, NBC, CBS, PBS and Fox television networks. Wireless also provides programming from channels such as A&E, BET, CMT, CNN, CSPAN, Discovery, Disney, ESPN, FAM, Fox Sports, History, Learning, Lifetime, Nickelodeon, TBS, TNN, TNT, USA, VH-1, Weather, WGN, HBO, Showtime and Cinemax, as well as pay-per-view programming.

          Wireless has also entered into a long term cooperative agreement with DIRECTV, Inc., a digital satellite programming provider ("DIRECTV"). This agreement allows Wireless to offer DIRECTV's digital satellite television service to the subscribers of Wireless. Wireless is thus able to offer its subscribers both its traditional wireless cable product and enhanced packages that offer DIRECTV's digital satellite programming. Under the terms of its agreement with DIRECTV, DIRECTV bears a portion of the costs associated with installing service in a subscriber's residence.{4} Because of lower costs associated with offering the DIRECTV product and the lower capital costs per subscriber associated with providing the product of Wireless in MDUs, the Debtor has shifted the focus of its sales and marketing efforts to emphasize sales to MDU customers and promotion of the DIRECTV service. As a result, Wireless has reduced personnel and operating expenses associated with its traditional SFU wireless cable market.

          Wireless has developed and launched a high-speed, two-way wireless Internet access product. This product can be delivered over any of the existing frequencies and facilities of Wireless, and uses the existing broadband spectrum licenses of Wireless to deliver high-speed data services and Internet access to its customers. The product, marketed under the name "WarpOne," is capable of delivering data at speeds up to 10,000 kilobytes per second ("Kbps"). For comparison, conventional Internet access products deliver data at up to 56 Kbps, and current high-speed Internet access providers typically operate at 1,500 Kbps. In 1998 Wireless launched this product in its Jackson, Mississippi, Baton Rouge, Louisiana, and Memphis, Tennessee markets. Wireless initially offered the WarpOne product to small and medium sized businesses which are currently not served by other high-speed data and Internet access services. Wireless, however, believes that home offices, large corporations, educational institutions and its traditional MDU wireless cable customers may also represent significant markets for the WarpOne product. In late 1998, Wireless also introduced a wholesale broadband wireless service which allows customers of Internet service providers ("ISPs") to utilize the two-way high-speed Internet access of Wireless. In connection with its high-speed Internet access business, Wireless also offers technical support, e-mail, Web hosting, domain name registration and maintenance and, through independent contractors, Web design. Wireless also has an eCommerce partnership with Netgateway, Inc. whereby Netgateway has created an electronic mall at www.wirelessonemall.com. The mall allows businesses to set up economical eCommerce "storefronts" to offer products and services and gives consumers a convenient, no-charge and secure place to shop on the Internet.

          In total, the licenses of Wireless cover an estimated 11.2 million gross housing Units in 111 market areas (including the Debtor's share of gross housing units covered by a 50% interest that it owns in a limited liability company that holds channel rights to serve 13 markets in North Carolina without existing operations). As of July 1, 1999 Wireless had over 96,000 subscribers in the 37 markets in which it currently operates, most of whom are single family household subscribers to television programming services. Wireless is licensed or registered to do business in 11 states, and is headquartered in Jackson, Mississippi. As of July 1, 1999, Wireless employed approximately 400 persons.

     2.   HISTORY.

          Wireless was formed in 1995 by the shareholders of its predecessor company, also "Wireless One, Inc." (the "Old Wireless One"), and Heartland Wireless Communications, Inc. (the "Heartland Transaction"). The consummation of the Heartland Transaction included acquisition by Wireless of all of the outstanding capital stock of Old Wireless One and certain wireless cable television assets and related liabilities in Heartland's markets in Texas, Louisiana, Alabama, Georgia and Florida. In connection with the Heartland Transaction, the shareholders of Old Wireless One received approximately 6.5 million shares of the common stock of Wireless and Heartland received approximately 3.5 million shares of the common stock of Wireless.

          In 1996 and 1997, Wireless purchased wireless cable transmission assets and companies throughout the Southeast. By the end of 1997, Wireless served approximately 38 operating markets with its subscription-based video programming.

     3.   SIGNIFICANT INDEBTEDNESS.

     1995 SENIOR NOTES

          In 1995, the Debtor consummated the offering of the 1995 Senior Notes, which are debt securities having an aggregate principal amount of $150 million. The 1995 Senior Notes are due in 2003 and bear an interest rate of 13% per annum. In connection with the 1995 Senior Notes, the Debtor also issued 450,000 warrants to purchase an equal number of shares of Old Common Stock at an exercise price of $11.55 per share. The Debtor placed approximately $53.2 million of the approximately $143.8 million of net proceeds from the sale of the 1995 Senior Notes and associated warrants into an escrow account to cover the first three years of interest payments on the 1995 Senior Notes as required by the terms of the indenture governing the 1995 Senior Notes. That escrow has been exhausted. Under the terms of the indenture, the Debtor would have been liable for an interest payment of approximately $9.8 million on April 15, 1999.

     1996 SENIOR DISCOUNT NOTES

          In August of 1996, the Debtor consummated the offering of the 1996 Senior Discount Notes, which are debt securities having an aggregate principal amount at maturity of approximately $239 million with an accreted value of $172.4 million as of February 11, 1999. The 1996 Senior Discount Notes are due in 2006. In connection with that offering, the Debtor also issued 239,252 warrants to purchase 544,059 shares of Old Common Stock at an exercise price of $16.64 per share.

     SENIOR SECURED FACILITY

          On September 4, 1998, Wireless entered into a Senior Secured Discretionary Note Facility (the "Senior Secured Facility") with Merrill Lynch Global Allocation Fund, Inc. ("MLGAF"). Prior to the Petition Date, the Debtor issued $13.5 million in aggregate principal amount of notes (the "Senior Secured Notes") under that facility to MLGAF. The Senior Secured Facility bore interest at 13% per annum and would have matured on April 15, 1999. The Senior Secured Facility was secured by substantially all of the Debtor's assets, as well as pledges of the stock of all of the Debtor's direct and indirect subsidiaries. In connection with the issuance of the Senior Secured Notes, Wireless also issued to MLGAF seven-year detachable warrants to purchase up to 6% of the fully-diluted Old Common Stock at an exercise price of $0.72 per share. In order to obtain the Original Postpetition Financing (as defined and discussed below), the Debtor restated the Senior Secured Notes as postpetition obligations.

     BTA INSTALLMENT NOTES

          The Debtor also regularly pays obligations incurred by its wholly-owned direct and indirect subsidiaries in connection with the purchase from the United States Government of licenses to transmit its signals in certain "basic trading areas" (as defined herein, the "BTA Installment Notes"). The BTA Installment Notes were issued in aggregate principal amount of approximately $21.1 million, and are owned exclusively by the United States Government. All of the BTA Installment Notes are obligations of a wholly-owned holding company subsidiary of the Debtor named Wireless One PCS, Inc.

     4.   SELECTED HISTORICAL FINANCIAL DATA.

          The selected historical financial information set forth below for the years ended December 31, 1998, December 31, 1997 and December 31, 1996 has been derived from the audited financial statements of Wireless. The data should be read in conjunction with the historical consolidated financial statements of Wireless, and the related notes thereto, set forth in the exhibits hereto.

                    SELECTED HISTORICAL FINANCIAL DATA

                                                                               Year Ended December 31
                                                                 ----------------------------------------------------------
                                                                    1998                     1997                    1996
                                                                 ----------             ------------           ------------
                                                                             (In thousands, except share data)
Statement of operations data:
Revenues....................................................   $    38,737               $  34,580                $ 11,365

Operating expenses:
Systems operations.........................................         25,490                  23,398                   8,416
Selling, general and administrative........................         25,405                  28,318                  15,559
Depreciation and amortization..............................         40,377                  35,741                  11,626
                                                                -----------             -----------             -----------
                                                                    91,272                  87,457                  35,601
                                                                -----------             -----------             -----------
Operating loss.............................................       (52,535)                (52,877)                (24,236)
                                                                -----------             -----------             -----------
Interest expense...........................................       (46,015)                (41,829)                (28,088)
Interest income............................................          1,124                   4,711                   8,147
Impairment of Long-Lived Assets............................       (26,270)                   -----                   -----
                                                                -----------             -----------             -----------
Gain on Sale of Investments................................          1,000                   -----                   -----
                                                                -----------             -----------             -----------
Other......................................................          (230)                   -----                   -----
                                                                -----------             -----------             -----------
Equity in losses of investee...............................          (540)                   (445)                   (193)
                                                                -----------             -----------             -----------
Total other expense                                               (70,931)                (37,563)                (20,134)
                                                                -----------             -----------             -----------
Loss before income taxes...................................        123,466                (90,440)                (44,370)

Income tax benefit.........................................          5,200                   1,300                   4,700
                                                                -----------             -----------             -----------
Net loss...................................................       (118,266)                (89,140)                (39,670)

Preferred stock dividends and discount accretion...........          -----                   -----                   -----
                                                                -----------             -----------             -----------

Net loss applicable to common stock........................    $ (118,266)              $ (89,140)              $ (39,670)
                                                                ===========             ===========             ===========
Basic and diluted loss per
common share...............................................    $    (6.99)              $   (5.26)              $   (2.65)
                                                                ===========             ===========             ===========
Basic and diluted weighted average common shares
outstanding................................................     16,910,064               16,940,374              14,961,934
                                                                ===========             ===========             ===========


B.   EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASE.

     The  wireless  cable  television industry is both highly  competitive  and capital intensive. Wireless cable television subscription services compete with, among other things, traditional "hardwired" cable services and satellite video subscription services. Wireless cable television transmission is limited to receivers within the "line of sight" of the transmission facility. A wireless cable service provider must establish a sufficient number of transmission towers to provide line-of-sight access to a large number of potential customers. This can require a significant initial capital outlay before revenue is generated by the business. In addition, licenses that are regulated by the FCC must be purchased or leased in order to transmit signals over the broadband spectrum. At the time of its initial public offering in October 1995, Wireless had disclosed a business plan which would require it to procure additional funding for a number of years. In keeping with this plan, Wireless offered debt securities in both 1995 and 1996. At the time of these debt offerings, Wireless reasonably expected that continued aggressive growth would be necessary to generate adequate revenue to meet its debt service obligations under the offerings, and disclosed its expectation that further financing of Wireless would be necessary to fund such continued growth (see, for example, the registration statement (Form S-1) and the amended registration statement (Form S-1/A) filed with the Securities and Exchange Commission on June 4, 1996, and August 7, 1996, respectively, in connection with the offering of the 1996 Senior Discount Notes, the registration statement (Form S-1) filed with the Securities and Exchange Commission on September 20, 1996, in connection with the Debtor's initial public offering of equity securities and certain filings under the Exchange Act).

     In March 1998, Wireless hired BT Alex. Brown, Inc. as financial advisors to review the business operations of Wireless, including its immediate working capital needs. With the assistance of BT Alex. Brown, Inc. and other professionals, Wireless began a number of initiatives and strategic alternatives to improve the cash flow and liquidity of Wireless, which had been adversely affected by operating losses and capital expenditures incurred to fund the growth of its wireless cable business and the development of its two way Internet data transmission business. The initiatives to improve cash flow and liquidity included refocusing the marketing efforts of Wireless on its MDU and DIRECTV services and its WarpOne Internet service. Wireless plans to expand both these areas of its business in order to reduce operating and capital costs per subscriber.

     In September of 1998, Wireless entered into the Senior Secured Facility to fund the ongoing operations of the Debtor and its subsidiaries. Wireless borrowed $13.5 million in aggregate principal amount under that facility prior to the Petition Date.

     To preserve capital and liquidity, Wireless has implemented a contingency plan that has curtailed or delayed its plans to expand into new markets, instead concentrating on the maintenance of its existing 38 markets. Wireless has also consolidated the operations of 38 field offices into 28, and reduced its workforce by approximately 20%.

     Management of Wireless concluded that the best alternative for recapitalizing Wireless and maximizing the recovery for creditors and equity interest holders is through a prenegotiated plan of reorganization. Therefore, in January 1999, Wireless began intensive negotiations with holders of the 1995 Senior Notes and the 1996 Senior Discount Notes with respect to restructuring such indebtedness through a prenegotiated plan. In connection with such negotiations Wireless commenced discussions with an unofficial committee of certain large holders of the Old Senior Notes (the "Unofficial Noteholders' Committee"), whose members included several of the largest holders of the 1995 Senior Notes and the 1996 Senior Discount Notes, including (i) Merrill Lynch Corporate Bond Fund, Inc.-High Income Portfolio, (ii) Corporate High Yield Fund, Inc., (iii) Corporate High Yield Fund II, Inc., (iv) Prospect Street High Yield, (v) LibertyView Capital Management, Inc., and (vi) Loeb Partners and with additional large holders of the Old Senior Notes. The Unofficial Noteholders' Committee retained Wachtell, Lipton, Rosen & Katz as its legal counsel. Throughout January 1999 and in the first days of February 1999 leading up to the filing by Wireless of its voluntary petition under the Bankruptcy Code, Wireless engaged in discussions and negotiations with the Unofficial Noteholders' Committee and certain other holders of the Old Senior Notes on the terms of a proposed restructuring of the Debtor.

     During the period of negotiations, the Debtor entered into agreements with members of the Unofficial Noteholders' Committee and certain other holders providing, among other things, that the Debtor would supply that committee and its counsel with confidential information and that the committee members would maintain the confidentiality of such information. In addition, the Debtor has agreed to pay the fees and expenses of the counsel for the Unofficial Noteholders' Committee pursuant to a letter dated January 19, 1999. After extensive negotiations with the Unofficial Noteholders' Committee and other holders of the Old Senior Notes, the parties reached an agreement on the material terms of a restructuring of Wireless (the "Noteholders Agreement") which has formed the basis for the Original Plan. The basis of the Noteholders Agreement was a complete conversion of the Old Senior Notes into the New Common Stock. In addition, the Noteholders Agreement proposed to treat general unsecured creditors of Wireless (other than the holders of the Old Senior Notes) as unimpaired.

     Subsequent to purchases by MCI WorldCom of Old Senior Notes, counsel for the Unofficial Noteholders' Committee informed the Bankruptcy Court that its members no longer held any Old Senior Notes and that the Unofficial Noteholders' Committee would not be participating in the Chapter 11 Case.


                     IV.  EVENTS DURING THE CHAPTER 11 CASE

     On February 11, 1999 Wireless commenced the Chapter 11 Case in the Bankruptcy Court. Wireless continues to operate its business and manage its properties as a debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

A.   CONTINUATION OF BUSINESS; STAY OF LITIGATION.

     Following the commencement of the bankruptcy case, Wireless has continued to operate as a debtor in possession with the protection of the Bankruptcy Court. The Bankruptcy Court has certain supervisory powers over the operations of Wireless during the pendency of the bankruptcy case. Wireless will operate in the ordinary course of business with any transactions that are outside the ordinary course of business requiring Bankruptcy Court approval.

     An immediate effect of the filing of a bankruptcy case was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all litigation against Wireless. The automatic stay will remain in effect until the Effective Date unless modified or vacated by the order of the Bankruptcy Court.

B.   FIRST DAY ORDERS.

     On the Petition Date, Wireless filed with the Bankruptcy Court a number of "first day orders," along with supporting applications and affidavits. These first day orders included, among others, (i) an order authorizing the retention of Latham & Watkins and Morris, Nichols, Arsht & Tunnell as co-counsel to Wireless; (ii) an order authorizing the retention of KPMG Peat Marwick as accountants to Wireless; (iii) an order authorizing the retention of Zolfo Cooper, LLC as special financial advisors; (iv) an order authorizing the maintenance of business forms, bank accounts and the Debtor's cash management system; (v) an order authorizing the Debtor to obtain post-petition financing on an interim basis and scheduling a final hearing for approval of such financing; (vi) an order permitting payment of prepetition wages, reimbursable employee expenses and employee benefits; (vii) an order to maintain utility services to Wireless; (viii) an order to permit payment of prepetition trade creditors; (ix) an order authorizing Wireless to honor certain prepetition customer obligations and (x) an order authorizing Wireless to pay certain prepetition sales, use and other taxes. On February 12, 1999, the Bankruptcy Court granted each of these orders.

     In sum, these first day orders permit the Debtor to operate its business in a manner which will minimize the impact of the bankruptcy case on the Debtor's day-to-day activities. Additionally, in light of the terms of the First Amended Plan which provides for unimpairment of all Classes of Claims other than the Class of Old Senior Notes, the relief granted will not have an impact on the distributions proposed in the First Amended Plan.

C.   STATUTORY COMMITTEE.

     To date, the U.S. Trustee has not appointed a statutory committee pursuant to section 1102 of the Bankruptcy Code.

D.   DEBTOR IN POSSESSION FINANCING.

     By a motion filed on the Petition Date, the Debtor requested authorization to obtain postpetition financing from MLGAF. On February 12, 1999, the Bankruptcy Court entered an interim order authorizing the Debtor to enter into a postpetition financing facility with MLGAF (the "Original Postpetition Financing") and on February 25, 1999, the interim order became a final order by its terms due to the absence of any objections.

     Under the terms of the Original Postpetition Financing, MLGAF provided the Debtor with financing in aggregate principal amount of approximately $18.9 million. The Debtor issued a note to MLGAF in the aggregate amount of the Original Postpetition Financing on February 12, 1999 (the "DIP Note"). The aggregate amount of Original Postpetition Financing includes (i) $13.5 million representing the outstanding principal amount of Existing Notes issued under the Senior Secured Facility, (ii) accrued interest on the Senior Secured Notes and (iii) a facility fee of $625,000 due to MLGAF in connection with the Senior Secured Facility (these amounts collectively, the "Restated Note").

     Amounts  outstanding  under  the  Original   Postpetition  Financing  bore
interest at 15% per annum. The Original Postpetition Financing would have terminated on the earliest to occur of (i) August 12, 1999 (the date which is the six-month anniversary of the date of the entry of an interim order), (ii) the date the DIP Note have become or are declared to be immediately due and payable as a result of an Event of Default (as defined in the Original Postpetition Financing), (iii) the date of the redemption of the DIP Note by Wireless and (iv) the Effective Date. The Original Postpetition Financing provided for a "facility fee" of 5% per annum, to be paid by the Debtor. This fee was due in advance for the first quarter and monthly in advance thereafter and accrued interest at the interest rate accruing on the DIP Note from and after the date due, and was payable on the Maturity Date.

     Under the terms of the Original Postpetition Financing, all obligations of the Debtor to the holder of the DIP Note were:

          (i) claims entitled to the benefits of Bankruptcy Code section 364(c)(1), having a superpriority over any and all administration expenses of the kind specified in Bankruptcy Code section 503(b) or 507(b), subject to a carve-out for professional fees and fees pursuant to 28 U.S.C. section 1930 and any fees payable to the clerk of the Bankruptcy Court (the "Carve-Out," as defined in the Postpetition Financing);

          (ii) secured, pursuant to Bankruptcy Code section 364(c)(2), subject to the Carve-Out, by a first priority perfected lien on, and security interest in, all present and after acquired property of Wireless (including all licenses issued by the FCC, and the proceeds thereof, to the extent permitted by applicable nonbankruptcy law);

          (iii) secured, pursuant to Bankruptcy Code section 364(c)(3), subject to the Carve-Out, by a perfected junior lien on, and security interest in, all property of Wireless that is otherwise subject to a valid and perfected lien or security interest on the Petition Date (other than property that is subject to liens securing obligations under the Senior Secured Facility, all of which liens shall continue to secure the Debtor's obligations under the Postpetition Financing) or a valid lien perfected (but not granted) after the Petition Date to the extent such post-Petition Date perfection in respect of a pre-Petition Date claim is expressly permitted under the Bankruptcy Code; and

          (iv) secured by a first priority lien on, and security interest in, all present and after-acquired property of each of the Debtor's wholly owned direct and indirect non-debtor subsidiaries which guarantee the obligations of the Debtor under the Postpetition Financing.

     The Original Postpetition Financing contained substantially the same affirmative and negative covenants as those contained in the Senior Secured Facility. In addition, the Postpetition Financing provided for certain informational and other requirements which are customary for a debtor-in-possession financing facility as well as certain additional bankruptcy related defaults, such as (i) failure of the Debtor to provide monthly financial statements, budgets, cash forecasts, and other financial data; (ii) payment of pre-petition Claims (other than those pre-petition Claims that the Debtor is permitted by Bankruptcy Court order to pay); (iii) the granting by the Debtor of additional superpriority Claims to any other party; (iv) the Chapter 11 Case is dismissed or converted to a liquidation under chapter 7 of the Bankruptcy Code; (v) a trustee or examiner with enlarged powers is appointed in the Chapter 11 Case; (vi) an order granting final approval of the Original Postpetition Financing was not entered by the Bankruptcy Court within 30 days after the Petition Date; (vii) any interim or final order approving the Original Postpetition Financing is stayed, modified, reversed or vacated;
(viii) a change of control shall occur (other than as a result of individuals who were directors of the Debtor prior to the filing date ceasing to be directors thereafter); (ix) the Bankruptcy Court enters an order granting relief from the automatic stay so as to allow a third party to proceed against any material asset or assets of the Debtor; (x) there shall occur any event after the Petition Date which results in a Material Adverse Change (as defined in the Original Postpetition Financing); (xi) after having been retained pursuant to a final order, a financial consultant reasonably satisfactory to the holder of the DIP Note shall cease for any reason (other than for reasons unrelated to noncooperation by the Debtor) to be employed or otherwise retained without the prior written consent of the holder of the DIP Note; and (xii) the filing of a plan of reorganization that is not in form and substance reasonably satisfactory to the holder of the DIP Note.

     The Original Postpetition Financing was guaranteed by each of the direct and indirect non-debtor subsidiaries that was a guarantor to the Senior Secured Facility.

     In April 1999, MLGAF assigned its interest in the DIP Note to MCI WorldCom. As noted below, in June 1999 MCI WorldCom agreed to provide the Debtor with new postpetition financing on terms more favorable to the Debtor than the Original Postpetition Financing (the "New Postpetition Financing"). The New Postpetition Financing replaces and supersedes the Original Postpetition Financing, as noted below.

E.   ALEX. BROWN STIPULATION.

     On March 25, 1998, the Debtor and BT Alex. Brown, Inc. (including any successors or assigns, "Alex. Brown") entered into an agreement (the "Engagement Letter") under the terms of which Alex. Brown would act as the Debtor's financial advisor and consultant in connection with the restructuring of the Debtor's debt securities and perform certain tasks associated with that restructuring. The Engagement Letter, among other things, provided the Debtor would pay Alex. Brown a maximum fee equal to 1% of any debt obligations eliminated as a result of any restructuring or similar transaction.

     Under the Engagement Letter, Alex. Brown has asserted that it is entitled to total fees of approximately $3.27 million ($900,000 of which was paid by the Debtor prior to the Petition Date) under the Engagement Letter, based on the Debtor's commencement of this prenegotiated chapter 11 Case. The Unofficial Noteholders' Committee disputed Alex. Brown's asserted entitlement to the full amount of this fee under the terms of the Engagement Letter. In order to resolve these issues without the time and expense of litigation, the Debtor, the Unofficial Noteholders' Committee and Alex. Brown have agreed to enter into a stipulation setting forth a settlement of these claims (the "Alex. Brown Stipulation"). The Bankruptcy Court approved the Alex. Brown Stipulation on May 14, 1999.

     The Alex. Brown Stipulation required Reorganized Wireless, on the Effective Date of the Original Plan or as soon thereafter as practicable, to
(i) pay Alex. Brown $500,000 in cash and (ii) issue to Alex. Brown 50,000 shares of New Common Stock. This consideration would have been in full satisfaction of Alex. Brown's claim under the Engagement Letter. In addition, Alex. Brown has agreed to cooperate with the Debtor and the Debtor's professionals in aid of confirmation of the Original Plan, including providing testimony as necessary, and to make information, analyses and testimony gained through its prepetition work on behalf of the Debtor available to the Debtor and its professionals.

     MCI WorldCom has requested, and Alex. Brown has agreed to, alternate treatment in lieu of distribution of the New Common Stock to Alex. Brown. Under the First Amended Plan, Alex. Brown will receive Cash from MCI WorldCom in the amount of $1,478,500 instead of 50,000 shares of New Common Stock plus (as set forth in the Alex. Brown Stipulation) $500,000 for a total of $1,978,500.

F.   PLANNED ASSET DISPOSITIONS.

     During the pendency of the Chapter 11 Case, Wireless and/or its subsidiaries has sold and expects (with such Bankruptcy Court approval as may be required) to sell certain assets which are not a part of its core business or are no longer necessary to the operation of its business (the "Planned Asset Dispositions"). In particular, Wireless has sold a hardwire cable system (as contrasted to the Debtor's core business of wireless cable) in Huntsville, Alabama. The sale of this system was approved by the Bankruptcy Court on May 25, 1999. This sale yielded proceeds of $750,000 for the Debtor.

     In addition, pursuant to certain limited liability company organizational documents and other agreements, Wireless One of North Carolina, LLC, a limited liability company in which the Debtor holds 50% of the membership interests, received from a subsidiary of the Debtor certain FCC licenses and has taken on certain debt obligations associated therewith. The Debtor, through its subsidiary, has received the sum of $714,300 for its participation in this transaction. This transaction was approved by the Bankruptcy Court on May 11, 1999.

     The Debtor may also seek to sell certain transmission towers used by the Debtor to transmit its signals and will arrange with any proposed purchaser to lease only the space that the Debtor needs on these towers. In addition, the Debtor will be seeking to sell excess inventory of customer premises equipment ("CPE"), including reception antennas and decoding boxes. The Debtor may identify and seek to sell other assets in certain markets during the Chapter 11 Case. Any further Planned Asset Dispositions will be the subject of motions filed with the Bankruptcy Court seeking such approval as may be necessary under the Bankruptcy Code.

G.   NEW POSTPETITION FINANCING.

     During the course of the Chapter 11 Case, the Debtor actively solicited proposals from alternate lenders to provide financing on terms more favorable than those contained in the Original Postpetition Financing described above. In particular, the Debtor sought additional funds for the conduct of its business from a facility that would continue to be available after the confirmation of a plan of reorganization. As a result of this search, in May 1999, the Debtor received a proposal for such financing from an alternate lender. MCI WorldCom subsequently indicated that it would be willing to provide a similar facility to the Debtor on more favorable terms. Between June 18 and June 22, 1999, MCI WorldCom and the alternate lender participated in an auction procedure approved by the Bankruptcy Court to determine which prospective lender would provide financing to the Debtor on the most favorable terms. As a result of the auction and with the approval of the Bankruptcy
Court, the Debtor entered into a commitment letter providing for a new postpetition facility from MCI WorldCom on terms more favorable than the Original Postpetition Financing. The Debtor received the approval of the Bankruptcy Court to enter into the New Postpetition Financing on July 20, 1999, and the New Post petition Financing was consummated on July 21, 1999.

     Under the terms of the New Postpetition Financing, MCI WorldCom provided to the Debtor a term loan in the aggregate principal amount of $36.05 million, which will convert to an exit facility upon the consummation of the Debtor's plan of reorganization. This principal amount includes (i) approximately $20 million of indebtedness under the Original Postpetition Financing, and (ii) a commitment fee of $360,500 (equivalent to 1% of the aggregate amount of the New Postpetition Financing) due to MCI WorldCom in connection with the New
Postpetition Financing. Claims and liens of MCI WorldCom to secure the indebtedness under the New Postpetition Facility shall be afforded the same priority status as those claims under the Original Postpetition Financing. The terms and conditions of the New Postpetition Financing are substantially similar to those of the Original Postpetition Financing, except as detailed below.

     The New  Postpetition Financing will terminate on the earliest to occur of
(i) July 23, 2001; or (ii) the date of substantial consummation of a plan of reorganization for the Debtor which has not been approved by MCI WorldCom, provided, however, that MCI WorldCom shall not have any approval rights with respect to the allocation of the equity of Reorganized Wireless.

     Amounts outstanding under the New Postpetition Financing will bear interest at 10% per annum, which shall, at the option of the Debtor, be payable quarterly in arrears, or accrue (i.e., pay-in-kind) monthly in arrears.

     The New Postpetition Financing contains similar affirmative and negative covenants as those required by the Original Postpetition Financing. In addition, the New Postpetition Financing provides for certain other requirements customary for an exit financing facility, such as financial covenants related to minimum gross revenue and EBITDA, tested both quarterly and cumulatively, as well as certain other bankruptcy related defaults, such as
(i) the granting of any other superpriority claim or lien which is senior to or pari passu with those granted with respect to the New Postpetition Financing in the chapter 11 case; (ii) the order approving the New Postpetition Financing is stayed, modified, reversed or vacated; (iii) the Bankrutpcy Court enters an order granting relief from the automatic stay so as to allow the holder of a security interest to proceed against any asset of the Debtor having a book value equal to or exceeding $100,000 in the aggregate; (iv) a plan of reorganization is confirmed that does not provide for the full payment in cash of the Debtor's obligations under the New Postpetition Financing on the Maturity Date; (v) an order shall be entered which dismisses the case and does not provide for payment in full in cash of the Debtor's obligations under the New Postpetition Facility; and (vi) the Debtor shall take any action, including the filing of an application in support of any of the foregoing, or any person other than the Debtor shall do so and such application is not contested in good faith by the Debtor and the relief requested is granted in an order that is not stayed pending appeal.

     Each of the Debtor's wholly-owned, direct and indirect subsidiaries is also a borrower under the New Postpetition Financing.

H. EXTENSION OF THE DEBTOR'S EXCLUSIVE PERIOD TO FILE, AND SOLICIT ACCEPTANCES OF A PLAN OF REORGANIZATION.

     In May 1999, in order to assess significant changes within the wireless cable industry, the Debtor filed a motion with the Bankruptcy Court seeking an extension of the time period in which the Debtor retains the exclusive right to file and solicit acceptance for a plan of reorganization. In April 1999, several transactions took place in the Debtor's industry which had a significant effect on the valuation of companies in the wireless cable industry. Three of the four companies which were selected in January of 1999 by the Debtor's prepetition investment bankers as comparable public companies to the Debtor were purchased by either Sprint Corporation ("Sprint") or MCI WorldCom at the end of April and the beginning of May of this year.{5} A nonpublic company in the Debtor's industry, the Videotron Group, which was also included in the investment banker's valuation analysis of the Debtor, was purchased in May of this year by Sprint.

     The Debtor believes that the assumptions which underlie the Original Plan are now outdated in light of those events. At the time of the commencement of the Chapter 11 Case, the Original Plan was premised upon a total enterprise value for the Debtor of approximately $160 million. This valuation, performed by the Debtor's prepetition investment banker, used standard techniques which rely on the value of companies similar to the Debtor in the same industry. The Debtor had come to believe that the purchase of certain other entities in the wireless cable industry had a significant effect upon the valuations of the purchased entities. For example, under a common method of comparing values of companies in this industry (total enterprise value per line-of-sight ("LOS") housing unit{6}), the acquisition of People's Choice Television, Inc. ("PCTV") by Sprint yields a total enterprise value per LOS housing unit of $58.22.{7} As of February 1, 1999, based upon the stock price at that time, PCTV had a total enterprise value per LOS housing unit of $5.49. The acquisition by MCI WorldCom of CAI Wireless, a company that emerged from bankruptcy in October of 1998, resulted in a total enterprise value per LOS housing unit of $53.64.{8} This compares to a total enterprise value per LOS housing unit of $8.34 on February 1, 1999 based upon the stock price of CAI Wireless at that time.{9} Sprint's acquisitions of American Telecasting, Inc. and the Videotron Group have been made at prices that impute similar total enterprise values per LOS housing unit.

     The only public company of those viewed as comparable to the Debtor that has not been purchased by Sprint or MCI is Nucentrix Broadband Networks, Inc. (formerly known as Heartland Wireless Communications, Inc.) ("Nucentrix"). However, the increase in the stock price of Nucentrix in the weeks following the effective date of its plan of reorganization results in a similar increase in total enterprise value per LOS housing unit. Under Nucentrix's plan of reorganization, the stock of the reorganized company had an assumed range of value of between $12 and $17 per share.{10} After the effective date of Nucentrix's plan of reorganization in April 1999, the stock price rose, within only a week and a half, from the opening trade of $14.75 to a closing price of $33.93. As of July 31, 1999, the stock price of Nucentrix yields a total enterprise value per LOS housing unit of $38.17.{11}

     Because of the events noted above, in May 1999 the Debtor came to believe that the underlying notions upon which the Original Plan was based had changed dramatically. The Debtor believed that, because it was possible or even likely that the value of the Debtor was in excess of the amount owed to its creditors, the provisions of the Original Plan may have been inappropriate.

     The Debtor determined that it would require time to understand fully the effect of these industry developments on its business and, if necessary, craft a revised plan of reorganization. (The First Amended Plan and First Amended Disclosure Statement are the result of the Debtor's efforts to take the industry developments into account.) In May 1999, therefore, the Debtor requested an adjournment of its scheduled hearing on approval of the Original Disclosure Statement, and filed a motion seeking an extension of the time period in which the Debtor retained the exclusive right to file a plan of reorganization. The Bankruptcy Court approved the extension of the time period in which the Debtor retained the exclusive right to file a plan of reorganization on July 20, 1999. The Debtor's exclusive period to file a plan of reorganization now expires on October 31, 1999, if not further extended by order of the Bankruptcy Court.

I.   BAR DATE FOR FILING PROOFS OF CLAIM AND INTEREST.

     On May 27, 1999, the Debtor filed a motion with the Bankruptcy Court requesting that the Bankruptcy Court set July 23, 1999 as the bar date for filing proofs of claim and proofs of interest. The Bankruptcy Court granted the requested relief on June 4, 1999 (the "Bar Date Order"). Under the terms of the Bar Date Order, any creditor or equity securityholder which did not file a proof of claim or interest before July 23, 1999, except as noted below, would be barred from asserting a claim or interest in any amount exceeding the amount set forth in the Debtor's schedules (and not listed as contingent, unliquidated or disputed). In accordance with the requirements of the Bankruptcy Code and the Bar Date Order, the Debtor published notice of the Bar Date Order in The Wall Street Journal and the Jackson Clarion-Ledger and mailed notice of the requirements of the Bar Date Order and the amount and nature of any claim or interest scheduled for the recipient of the notice to all scheduled and known potential creditors and equity security holders.

     By request of the Debtor, the Bankruptcy Court entered an order on July 29, 1999 providing that holders of Equity Interests will be allowed an additional thirty days from the mailing of an amended notice of the Bar Date Order to file a Proof of Interest, in order to avoid any possible prejudice that may have resulted from any delay in filing a list of such holders of Equity Interests. In addition, the United States Government has filed a motion with the Bankruptcy Court seeking an extension of the time for federal governmental units to file a proof of Claim until August 10, 1999. The Debtor does not plan to oppose this motion.


                 V.  THE FIRST AMENDED PLAN OF REORGANIZATION

     The Debtor believes that (i) through the First Amended Plan, creditors will obtain a substantially greater recovery from the estate of the Debtor than under the Original Plan and than the recovery which would be available if the assets of the Debtor were liquidated under chapter 7 of the Bankruptcy Code and
(ii) the First Amended Plan will afford the Debtor the opportunity and ability to continue in business as a viable going concern.

     The First Amended Plan is annexed hereto as Exhibit A and forms a part of this First Amended Disclosure Statement. The summary of the First Amended Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the First Amended Plan.

A.   CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS.

     1.   ADMINISTRATIVE EXPENSE CLAIMS.

          Administrative Expense Claims are Claims constituting a cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code. Such claims include any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor in Possession, any indebtedness or obligations incurred or assumed by the Debtor in Possession in connection with the conduct of its business or the acquisition or lease of property or the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under section 330 of the Bankruptcy Code, and fees or charges assessed against the Debtor's estate under section 1930 of title 28 of the United States Code.

          All payments to professionals for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditors' Committee will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation and expenses. The Bankruptcy Court will review and determine all requests for compensation and reimbursement of expenses.

          The Postpetition Financing will be treated in accordance with its terms pursuant to Section 6.4 of the First Amended Plan.

          In addition to the foregoing, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors, indenture trustees and other persons making a "substantial contribution" to a reorganization case, and to attorneys for and other professional advisors to such persons. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtor at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which Wireless and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

     2.   PRIORITY TAX CLAIMS.

          Priority Tax Claims are those Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment of such Allowed Priority Tax Claim, Reorganized Wireless shall either
(i) pay to each holder of an Allowed Priority Tax Claim Cash in an amount equal to such Allowed Priority Tax Claim or (ii) provide such other treatment as may be permitted under section 1129(a)(9) of the Bankruptcy Code to holders of Allowed Priority Tax Claims. All Allowed Priority Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof or accorded such other treatment as may be permitted under section 1129(a)(9) of the Bankruptcy Code. The Debtor does not believe that there will be any Priority Tax Claims due and payable on the Effective Date.

     3.   CLASS 1 - PRIORITY NON-TAX CLAIMS.

          The Priority Non-Tax Claims are Claims which are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims and Priority Tax Claims). Such Claims include
(i) unsecured claims for accrued employee compensation earned within ninety days prior to commencement of the Chapter 11 Case to the extent of $4,300 per employee and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Case but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $4,300, less (y) the aggregate amount paid to such employees from the estate for wages, salaries or commissions. Due to the fact that Wireless has paid its employees and their benefit plans in full pursuant to an order of the Bankruptcy Court signed on February 12, 1999 (see Section IV.B. "Events During the Chapter 11 Case -- First Day Orders"), Wireless believes that there are no Priority Non-Tax Claims.

          Pursuant to the First Amended Plan, on the Effective Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment of such Allowed Priority Non-Tax Claim, each Allowed Priority Non-Tax Claim shall be unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

     4.   CLASS 2 - SECURED CLAIMS

          Class 2 consists of all Allowed Secured Claims. Class 2 is unimpaired. Each Allowed Claim in Class 2 will be treated as follows: (i) the First Amended Plan will leave unaltered the legal, equitable and contractual rights to which such Claim entitles the holders or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class 2 to demand or receive payment of such Claim prior to the stated maturity of such Claims from and after the occurrence of a default, such Allowed Claim in Class 2 will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

     5.   CLASS 3 - BTA INSTALLMENT NOTE CLAIMS

          Class 3 consists of BTA Installment Note Claims. Class 3 is unimpaired. The BTA Installment Note Claims will be treated as follows: (i) the First Amended Plan will leave unaltered the legal, equitable and contractual rights to which such Claims entitled the holder or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of the BTA Installment Note Claims to demand or receive payment of such Claim prior to the stated maturity of such Claims from and after the occurrence of a default, each Allowed Claim in Class 3 will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

          The Debtor believes that the BTA Installment Notes and obligations related thereto are obligations only of a subsidiary of the Debtor. Accordingly, the Debtor believes that there are no BTA Installment Note Claims.

     6.   CLASS 4 - UNSECURED CLAIMS

          Class 4 consists of all Allowed Unsecured Claims, including the Trade Claims. Class 4 is unimpaired. Each Allowed Unsecured Claim will be treated as follows: (i) the First Amended Plan will leave unaltered the legal, equitable and contractual rights to which such Claims entitled the holder or
(ii) such other treatment which will render the Allowed Claim being deemed unimpaired.

          Class 4 includes Trade Claims, which, as set forth above, the Debtor is authorized to pay in the ordinary course of business. In any event, all Allowed Claims in Class 4 that have become due and payable on or before the Effective Date (unless previously paid) will be paid in full, in Cash (with interest, to the extent permitted by the Bankruptcy Court), on, or as soon as practicable after the Effective Date, or at such other time as is mutually agreed upon by the Debtors and the holder of such Claim, or if not due and payable on the Effective Date, such Claims will be reinstated and paid in full in accordance with their respective terms or otherwise rendered unimpaired.

     7.   CLASS 5 - OTHER OLD SENIOR NOTE CLAIMS

          Class 5 consists of all Allowed Other Old Senior Note Claims. Class 5 is impaired. Pursuant to the First Amended Plan, on the Effective Date or as soon as practicable thereafter, holders of Allowed Other Old Senior Note Claims on the Record Date will be paid in full in cash the amount of their Allowed Other Old Senior Notes Claims. The Old Senior Notes and any Equity Interests issued in connection therewith will be cancelled on the Effective Date.

          Accordingly, under the First Amended Plan, holders in Class 5 of Allowed 1995 Senior Note Claims will receive in Cash the amount of outstanding principal plus accrued and unpaid interest in respect thereof as of the Effective Date and holders of Allowed 1996 Senior Discount Note Claims will receive in Cash the accreted value of such notes as of the Effective Date. The Debtor estimates that such cash payments will be $3.9 million including interest in respect of the Class 5 1995 Senior Note Claims and $12.0 million in respect of Class 5 1996 Senior Discount Note Claims (assuming an Effective Date of September 30, 1999).

     8.   CLASS 6 -- MCI WORLDCOM CLAIMS AND INTERESTS

          Class 6 consists of the MCI WorldCom Claims and Interests. Class 6 is impaired. Pursuant to the First Amended Plan, on the Effective Date, in respect of the MCI WorldCom Claims and Interests and the Cash payments required under the First Amended Plan, MCI WorldCom will receive 100% of the New Common Stock. MCI WorldCom Claims and Interests, including the MCI WorldCom Old Senior Notes, will be cancelled on the Effective Date.

          The Debtor believes that MCI WorldCom holds Old Senior Notes with a value of $341.1 million as of the Effective Date (including accrued and unpaid interest in the case of the 1995 Senior Notes and the accreted value of the 1996 Senior Discount Notes as of such date). Additionally, MCI WorldCom will fund all payments contemplated by the First Amended Plan.

     9.   CLASS 7 - INDEMNITY CLAIMS

          Class 7 consists of all Allowed Indemnity Claims. Class 7 is impaired. Holders of Allowed Indemnity Claims will be entitled to assert such Claims against the Debtor, but only to the extent of coverage available under any applicable directors' and officers' insurance.

          For purposes of voting on the First Amended Plan only, the value of each Allowed Indemnity Claim will be deemed to be $1.

    10.   CLASS 8 - OLD COMMON STOCK INTERESTS

          Class 8 consists of all Allowed Old Common Stock Interests. Class 8 is impaired. Pursuant to the First Amended Plan, on the Effective Date or as soon as practicable thereafter, holders of Allowed Old Common Stock Interests on the Record Date will receive Cash in an amount equal to (i) in the case of a holder of Old Common Stock, the number of shares of Old Common Stock multiplied by the Old Common Stock Share Amount or (ii) in the case of a holder of an Old Unexercised Option and Warrant, (x) the number of shares of common stock of the Debtor which such Old Unexercised Option and Warrant entitled such holder to purchase multiplied by the Old Common Stock Share Amount minus (y) the aggregate exercise price payable under such Old Unexercised Option and Warrant to purchase such number of shares of Common Stock. The Old Common Stock and any Equity Interests issued in connection therewith or otherwise related thereto and the Old Unexercised Options and Warrants will be cancelled on the Effective Date.

          Accordingly, under the First Amended Plan, holders of Allowed Old Common Stock Interests will receive approximately $1.32 per share of common stock of the Debtor (less the exercise price of the warrants and options in the case of holders of Old Unexercised Options and Warrants).

    11.   CLASS 9 - OTHER EQUITY INTERESTS

          Class 9 consists of all Other Equity Interests. Class 9 is impaired. On the Effective Date, all Other Equity Interests will be cancelled and the holders of such Equity Interests will not receive any distribution in respect thereof.

    12.   ALTERNATIVE TREATMENT FOR HOLDERS OF ALLOWED CLAIMS OR EQUITY
          INTERESTS.

          Notwithstanding the treatment provided for holders of Allowed Claims and Equity Interests in Section 4 of the First Amended Plan, Reorganized Wireless and the holder of an Allowed Claim may agree to other treatment of such Claim, including payment in Cash, provided that such treatment shall not provide a return having a present value in excess of the present value of the distribution that otherwise would be made to such holder under Section 4 of the First Amended Plan.

          As set forth above, Alex. Brown has agreed, pursuant to the Alex. Brown Stipulation and the First Amended Plan, to treatment other than as set forth in the classes set forth above. The Debtor submits that such treatment provides a return having a present value less than the present value that would have otherwise been made to Alex. Brown under the First Amended Plan.

B.   NEW COMMON STOCK TO BE ISSUED UNDER THE FIRST AMENDED PLAN.

          Pursuant to the First Amended Plan, on the Effective Date, all Equity Interests will be cancelled. On the Effective Date, Reorganized Wireless will distribute 1,000 shares of New Common Stock to MCI WorldCom.

C.   MEANS OF IMPLEMENTATION.

     1.   DISTRIBUTIONS

          On the Effective Date or as soon as practicable thereafter, Reorganized Wireless shall make or cause to be made to the holders of Allowed Claims and Allowed Equity Interests the distributions of New Common Stock and Cash as provided in Section 4 of the First Amended Plan. Disputed Claims shall be resolved in accordance with Section 8 of the First Amended Plan and, if a Disputed Claim becomes an Allowed Claim by Final Order, distributions shall be made on account of such Claims in accordance with Section 8.3 of the First Amended Plan.

     2.   ISSUANCE OF NEW SECURITIES.

          The issuance of 1000 shares of New Common Stock by Reorganized Wireless is authorized under the First Amended Plan without further act or action under applicable law, regulation, order or rule.

     3.   CASH PAYMENTS BY MCI WORLDCOM.

          On the Effective Date, MCI WorldCom shall pay to the Debtor such Cash as is necessary to make the Cash distributions and any other Cash payments required under the First Amended Plan. Following the Effective Date, Reorganized Wireless and MCI WorldCom shall determine the terms and conditions for any repayment of cash paid by MCI WorldCom pursuant to Section 6.3 of the First Amended Plan.

     4.   EXIT FINANCING.

          The New Postpetition Financing will continue in effect in accordance with its terms.

     5.   BANKRUPTCY INCENTIVE COMPENSATION.

          On the Effective Date, Reorganized Wireless will, subject to the immediately following sentence, make Cash payments to the management of the Debtor totaling $8,129,640 with the allocation of such amount to be determined by the Debtor's existing Board of Directors. The Debtor's existing Board of Directors in consultation with MCI WorldCom and with the consent of the affected recipient may determine that a portion of the payments to be made will be deferred.

     6.   CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS.

          On the Effective Date, the 1995 Senior Notes, the 1996 Senior Discount Notes and the Equity Interests shall (a) be cancelled and (b) have no effect other than the right to participate in the distributions, if any, provided under the First Amended Plan in respect of Claims and Equity Interests.

     7.   CORPORATE ACTION.

          Board of Directors of Reorganized Wireless. On the Effective Date, the operation of Reorganized Wireless shall become the general responsibility of its Board of Directors, subject to, and in accordance with, the Charter and by-laws. The initial Board of Directors of Reorganized Wireless will consist of three members selected by MCI WorldCom. The initial members of the Board of Directors of Reorganized Wireless will be disclosed on or prior to the Confirmation Hearing. The directors of the Debtor immediately prior to the Effective Date shall resign as of the Effective Date and shall be replaced by the Board of Directors of Reorganized Wireless.

          Officers of Reorganized Wireless. The initial officers of Reorganized Wireless are or will be disclosed in the First Amended Disclosure Statement or an amendment or supplement to the First Amended Disclosure Statement or such other filing as may be made with the Bankruptcy Court. The selection of officers of Reorganized Wireless after the Effective Date shall be as provided in its Charter and by-laws. On the Effective Date, Reorganized Wireless shall enter into management contracts with the officers of the Debtor on terms consistent with those set forth in Section VII hereof.

     8.   RESTATED CERTIFICATE OF INCORPORATION.

          On the Effective Date, or as soon thereafter as is practicable, Reorganized Wireless shall file with the Secretary of State of the State of Delaware in accordance with section 303 of the DGCL, the Charter which shall, among other things, prohibit Reorganized Wireless from creating, designating, authorizing or causing to be issued any class or series of non-voting stock. On the Effective Date, the Charter shall automatically become effective, and all other matters provided under this Plan involving the corporate structure of Reorganized Wireless, or corporate action by it, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to section 303 of the DGCL without any requirement of further action by the stockholders, the directors of Reorganized Wireless or Reorganized Wireless.

D.   PROVISIONS GOVERNING DISTRIBUTIONS.

     1.   DATE OF DISTRIBUTIONS.

          Any distributions and deliveries to be made under the First Amended Plan shall be made on the Effective Date or as soon as practicable thereafter and deemed made on the Effective Date. In the event that any payment or act under the First Amended Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

     2.   DISBURSING AGENT.

          All distributions under the First Amended Plan shall be made by Reorganized Wireless as Disbursing Agent or such other entity designated by Reorganized Wireless as a Disbursing Agent on the Effective Date. A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized Wireless.

     3.   SURRENDER OF INSTRUMENTS.

          As a condition to receiving any distribution under the First Amended Plan, each holder of a 1995 Senior Note, 1996 Senior Discount Note or Old Common Stock Interest must surrender such 1995 Senior Note, 1996 Senior Discount Note or Old Common Stock Interest to Reorganized Wireless or its designee. Any holder of a 1995 Senior Note, 1996 Senior Discount Note or certificate representing such Old Common Stock Interest that fails to (a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Reorganized Wireless and, if so requested, furnish a bond in form, substance, and amount reasonably satisfactory to Reorganized Wireless before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under the First Amended Plan.

     4.   COMPENSATION OF PROFESSIONALS.

          Each person retained or requesting compensation in the Chapter 11 Case pursuant to section 330 or 503(b) of the Bankruptcy Code shall be required to file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Case on or before a date to be determined by the Bankruptcy Court in the Confirmation Order or any other order of the Bankruptcy Court. Objections to any such application shall be filed on or before a date to be fixed and determined by the Bankruptcy Court in the Confirmation Order or such other order.

     5.   DELIVERY OF DISTRIBUTIONS.

          Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim or an Allowed Equity Interest shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtor or its agents, unless the Debtor or Reorganized Wireless, as applicable, has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. In the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property shall revert to Reorganized Wireless, and the claim of any other holder to such property or interest in property shall be discharged and forever barred.

     6.   MANNER OF PAYMENT UNDER THE FIRST AMENDED PLAN.

          At the option of the Disbursing Agent, any Cash payment to be made under the First Amended Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

     7.   SETOFFS AND RECOUPMENT.

          The Debtor may, but shall not be required to, setoff against, or recoup from, any Claim and the payments to be made pursuant to the First Amended Plan in respect of such Claim (other than Old Senior Note Claims), any claims of any nature whatsoever that the Debtor may have against the claimant; but neither the failure to do so nor the allowance of any Claim thereunder shall constitute a waiver or release by the Debtor of any such claim it may have against such claimant.

     8.   DISTRIBUTIONS AFTER EFFECTIVE DATE.

          Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

     9.   RIGHTS AND POWERS OF DISBURSING AGENT.

          a.   POWERS OF THE DISBURSING AGENT.

          The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the First Amended Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the First Amended Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the First Amended Plan.

          b.   EXPENSES INCURRED ON OR AFTER THE EFFECTIVE DATE.

          Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agent shall be paid in Cash by Reorganized Wireless.

    10.   EXCULPATION.

          The Debtor, Reorganized Wireless, MCI WorldCom, the Disbursing Agent, and their respective members, partners, officers, directors, employees and agents (including any attorneys, accountants, financial advisors, investment bankers and other professionals retained by such persons) shall have no liability to any holder of any Claim or Equity Interest for any act or omission in connection with, or arising out of, the Original Plan, Original Disclosure Statement, the First Amended Disclosure Statement, the First Amended Plan, the solicitation of votes for and the pursuit of confirmation of the First Amended Plan, the consummation of the First Amended Plan, the administration of the First Amended Plan or the property to be distributed under the First Amended Plan or the Chapter 11 Case, except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the First Amended Plan and the Chapter 11 Case.

E.   RESOLUTION OF DISPUTED CLAIMS AND INTERESTS.

     Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor or Reorganized Wireless shall have the exclusive right to make and file objections to Administrative Expense Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that Reorganized Wireless shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or Reorganized Wireless shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses), Claims and Equity Interests and serve such objections upon the holder of the Administrative Expense Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than (a) 120 days after the Effective Date or the date on which a proof of claim or request for payment is filed with the Bankruptcy Court or (b) such later date as may be approved by the Bankruptcy Court.

     Notwithstanding any provision of the First Amended Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided thereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim. To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a distribution shall be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of the First Amended Plan.

     Pursuant to Bankruptcy Rule 3018(a), a Disputed Claim will not be counted for purposes of voting on the First Amended Plan to the extent it is disputed, unless an order of the Bankruptcy Court is entered after notice and a hearing temporarily allowing the Disputed Claim for voting purposes under Bankruptcy Rule 3018(a). Such disallowance for voting purposes is without prejudice to the claimant's right to seek to have its Disputed Claim allowed for purposes of distribution under the First Amended Plan.

F.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

     1.   ASSUMPTION AND REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

          The Plan constitutes a motion by the Debtor to assume, as of the Effective Date, all executory contracts and unexpired leases to which the Debtor is a party, except for an executory contract or unexpired lease that (i) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court,
(ii) is specifically rejected on Schedule 9.1 to the First Amended Plan filed by the Debtor on or before 10 Business Days prior to the commencement of the hearing on approval of the First Amended Plan or such later date as may be fixed by the Bankruptcy Court, (iii) is the subject of a separate motion filed under section 365 of the Bankruptcy Code by the Debtor prior to the filing of
Schedule 9.1 to the First Amended Plan or (iv) is otherwise assumed pursuant to the First Amended Plan. Each executory contract and unexpired lease listed on
Schedule 9.1 to the First Amended Plan that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedule 9.1 to the First Amended Plan and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedule 9.1 to the First Amended Plan including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights IN REM relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are assumed.

     2.   AMENDMENTS TO SCHEDULE; EFFECT OF AMENDMENTS.

          The Debtor shall assume each of the executory contracts and unexpired leases not listed on Schedule 9.1 to the First Amended Plan; provided, that the Debtor may at any time on or before the first Business Day before the date of the commencement of the Confirmation Hearing amend Schedule 9.1 to the First Amended Plan to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease shall be deemed to be, respectively, assumed and, if applicable, assigned as provided therein, or rejected. The Debtor shall provide notice of any amendments to
Schedule 9.1 to the First Amended Plan to the parties to the executory contracts or unexpired leases affected thereby. The fact that any contract or lease is scheduled on Schedule 9.1 to the First Amended Plan shall not constitute or be construed to constitute an admission by the Debtor that the Debtor has any liability thereunder.

     3.   BAR TO REJECTION DAMAGE CLAIMS.

          In the event that the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtor, or its properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtor on or before 30 days after the earlier to occur of
(i) the giving of notice to such party under Section 9.1 or 9.2 of the First Amended Plan and (ii) the entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease.

     4.   CERTAIN INDEMNIFICATION OBLIGATIONS.

          The obligations of the Debtor pursuant to, or under its, certificate or articles of incorporation, bylaws, contract, applicable state law or otherwise to indemnify its directors and officers who were not a director or officer, respectively, at any time on or after August 1, 1998 shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected under the First Amended Plan. Any Claims arising from such rejection shall be treated as Indemnity Claims under Section 4.6 of the First Amended Plan.

G.   CONDITIONS TO CONFIRMATION AND EFFECTIVE DATE.

     The Plan shall not become effective unless and until the following conditions shall have been satisfied in full or waived in accordance with the provisions specified below:

          a. The Confirmation Order, in form and substance reasonably acceptable to the Debtor and MCI WorldCom shall have been entered by the Clerk of the Bankruptcy Court and there shall not be a stay or injunction in effect with respect thereto.

          b. An order shall have been entered by the Bankruptcy Court estimating the Bondholder Litigation Claims and the Stockholder Litigation Claims at zero.

          c. All Unsecured Claims shall have become Allowed Claims, Disallowed Claims or estimated for distribution purposes under the First Amended Plan by Final Order(s) or by operation of law and the aggregate amount of all such Allowed Unsecured Claims and estimated Unsecured Claims, if any, shall not exceed $10 million.

          d. The Debtor shall have received approval from the FCC of all of the Debtor's transfer of control applications requesting FCC approval of the transfer of the basic trading areas authorizations and channel licenses held directly or indirectly by the Debtor or its subsidiaries.

          e. All other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the First Amended Plan shall have been effected, including the payment set forth in section 6.3 of the First Amended Plan.

     Each of the conditions specified above may be waived, in whole or in part, by the Debtor, with the prior written consent of MCI WorldCom. Any such waivers of a condition precedent may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action (other than by the Debtor and MCI WorldCom).

H.   EFFECT OF CONFIRMATION.

     1.   VESTING OF ASSETS.

          On the Effective Date, the Debtor, its properties and interests in property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the estate of the Debtor shall vest in Reorganized Wireless. From and after the Effective Date, Reorganized Wireless may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the First Amended Plan.

     2.   BINDING EFFECT.

          Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and alter the Confirmation Date, the provisions of the First Amended Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the First Amended Plan and whether or not such holder has accepted the First Amended Plan.

     3.   DISCHARGE OF DEBTOR.

          Except to the extent otherwise provided in the First Amended Plan, the treatment of all Claims against or Equity Interests in the Debtor under the First Amended Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against its estate or properties or interests in property. Except as otherwise provided in the First Amended Plan, upon the Effective Date, all Claims against and Equity Interests in the Debtor will be satisfied, discharged and released in full exchange for the consideration provided under the First Amended Plan. Except as otherwise provided in the First Amended Plan, all entities shall be precluded from asserting against the Debtor or Reorganized Wireless or their respective properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

     4.   TERM OF INJUNCTIONS OR STAYS.

          Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

     5.   INDEMNIFICATION OBLIGATIONS.

          Subject to the occurrence of the Effective Date, the obligations of the Debtor, only to the extent permitted under the laws of the State of Delaware, to indemnify, defend or reimburse directors or officers who were or are directors or officers of the Debtor on or after August 1, 1998, respectively, against any claims or causes of action as provided in the Debtor's certificate of incorporation, by-laws, applicable state law or contract shall survive confirmation of the First Amended Plan, remain unaffected thereby and not be discharged.

          The Debtor's by-laws and certificate of incorporation both (i) provide that no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL and (ii) provide for indemnification of each person made a party or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the corporation against all expense, liability and loss reasonably incurred or suffered in connection therewith to the fullest extent authorized by the DGCL. Section 145 of the DGCL provides, among other things, that a corporation shall have power to indemnify a person who is or was a director or officer of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any action, suit or proceeding to which such person is or is threatened to be made a party, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     6.   RELEASES.

          On the Effective Date, the Debtor, on behalf of itself and its non-debtor subsidiaries, will release the present and former officers and directors of the Debtor and its subsidiaries from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any action or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to such officers and directors, the Debtor, the Reorganization Case or the First Amended Plan. The Debtor believes that no such causes of action or liabilities exist against such officers and directors.

          On the Effective Date, each holder of a Claim or Equity Interest shall be deemed to release the present and former officers and directors of the Debtor and its subsidiaries from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any action or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to such officers and directors, the Debtor, the Reorganization Case or the First Amended Plan. The Debtor believes that the foregoing releases may be permissible under the Bankruptcy Code; nonetheless, some courts have reached contrary conclusions.

I.   WAIVER OF CERTAIN CLAIMS.

     Effective as of the Effective Date, the Debtor waives the right to prosecute any avoidance or recovery actions under section 547 of the Bankruptcy Code that belong to the Debtor or Debtor in Possession. The Debtor is not aware of any avoidance actions the pursuit and recovery of which would benefit its chapter 11 estate.

J.   RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT.

     Under the terms of the First Amended Plan, the Bankruptcy Court will retain jurisdiction in the following instances, notwithstanding entry of the Confirmation Order or the occurrence of the Effective Date. The Bankruptcy Court will retain jurisdiction over the Chapter 11 Case for the purposes of Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes: (i) to hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom; (ii) to determine any and all adversary proceedings, applications and contested matters, including, without limitation, under sections 544, 545, 548, 549, 550, 551 and 553 of the Bankruptcy Code; (iii) to ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided therein; (iv) to hear and determine any timely objections to Administrative Expense Claims or to proofs of claim and equity interests, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Disputed Equity Interest, in whole or in part; (v) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;
(vi) to issue such orders in aid of execution of the First Amended Plan to the extent authorized by section 1142 of the Bankruptcy Code; (vii) to consider any amendments to or modifications of the First Amended Plan or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order; (viii) to hear and determine all applications under sections 330, 331 and 503(b) of the
Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date; (ix) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the First Amended Plan, the Confirmation Order, any transactions or payments contemplated thereby or any agreement, instrument or other document governing or relating to any of the foregoing; (x) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (xi) to hear any other matter not inconsistent with the Bankruptcy Code; (xii) to hear and determine all disputes involving the existence, scope and nature of the discharges granted under the First Amended Plan; (xiii) to issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the First Amended Plan; and (xiv) to enter a final decree closing the Chapter 11 Case.

K.   SUMMARY OF OTHER PROVISIONS OF THE FIRST AMENDED PLAN.

     The following paragraphs summarize certain other significant provisions of the First Amended Plan. The Plan should be referred to for the complete text of these and other provisions of the First Amended Plan.

     1.   PAYMENT OF STATUTORY FEES.

          All fees payable under section 1930, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date. Any such fees accrued after the Effective Date will constitute an Allowed Administrative Expense Claim and be treated in accordance with Section 2.1 of the First Amended Plan.

     2.   RETIREE BENEFITS.

          Section 1129(a)(13) of the Bankruptcy Code requires a debtor to continue to pay any retiree benefits (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the debtor has obligated itself to provide any such benefits. The Debtor does not have any obligations for any such retiree benefits.

     3.   ADMINISTRATIVE EXPENSES INCURRED AFTER THE CONFIRMATION DATE.

          Administrative expenses incurred by the Debtor or Reorganized Wireless after the Confirmation Date, including (without limitation) claims for professionals' fees and expenses, shall not be subject to application and may be paid by the Debtor or Reorganized Wireless, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval; provided, however, that no claims for professional fees and expenses incurred after the Confirmation Date shall be paid until after the occurrence of the Effective Date.

     4.   SECTION 1125(E) OF THE BANKRUPTCY CODE.

          As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of the First Amended Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor and MCI WorldCom (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the First Amended Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the First Amended Plan or the offer and issuance of securities under the First Amended Plan.

     5.   COMPLIANCE WITH TAX REQUIREMENTS.

          In connection with the consummation of the First Amended Plan, the Debtor shall comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions thereunder shall be subject to such withholding and reporting requirements.

     6.   SEVERABILITY OF PLAN PROVISIONS.

          In the event that, prior to the Confirmation Date, any term or provision of the First Amended Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the First Amended Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the First Amended Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms. All actions taken under Section 14.6 of the First Amended Plan shall require the consent of the Debtor and MCI WorldCom.

     7.   GOVERNING LAW.

          Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit thereto provides otherwise, the rights, duties and obligations arising under the First Amended Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.


                 VI.  CONFIRMATION AND CONSUMMATION PROCEDURE

     Under the Bankruptcy Code, the following steps must be taken to confirm the First Amended Plan:

A.   SOLICITATION OF VOTES.

     In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in Classes 5 (Old Senior Notes), 6 (MCI WorldCom Claims and Interests), 7 (Indemnity Claims) and 8 (Old Common Stock Interests) are impaired and the holders of Allowed Claims and Allowed Equity Interests in each of such Classes are entitled to vote to accept or reject the First Amended Plan. Claims in Classes 1 (Priority Non-Tax Claims), 2 (Secured Claims), 3 (BTA Installment Note Claims) and 4 (Unsecured Claims) are unimpaired and the holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the First Amended Plan and the solicitation of acceptances with respect to such
Class is not required under section 1126(f) of the Bankruptcy Code. Furthermore, Equity Interests in Class 9 (Other Equity Interests) will not retain property or receive distributions under the First Amended Plan on account of such Equity Interests and the holders of such Equity Interests are deemed to have rejected the First Amended Plan under section 1126(g) of the Bankruptcy Code.

     As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. As to classes of equity interests entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of equity interests as acceptance by at least two-thirds of the allowed equity interests that have timely voted to accept or reject a plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

B.   THE CONFIRMATION HEARING.

     The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the First Amended Plan has been scheduled for ____________ __, 1999 at __:__ _.m., Eastern Time, before the Honorable Peter J. Walsh, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock of the Debtor held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties on or before __________ __, 1999 at __:__ _.m., Eastern Time:

                    Wireless One, Inc.
                    2506 Lakeland Drive
                    Jackson, Mississippi  39208
                    Attn:  Thomas Noulles, Esq.

                    Latham & Watkins
                    885 Third Avenue, Suite 1000
                    New York, New York  10022
                    Attn:  Martin Flics, Esq.

                    Morris, Nichols, Arsht & Tunnell
                    1201 Market Street
                    P.O. Box 1347
                    Wilmington, Delaware  19899
                    Attn:  William Sudell, Esq.

                    Bryan Cave LLP
                    Suite 3600
                    211 North Broadway
                    St. Louis, Missouri 63102-2750
                    Attn: Gregory D. Willard, Esq.

Objections to confirmation of the First Amended Plan are governed by Bankruptcy Rules 3015 and 9014.

C.   CONFIRMATION.

     At the Confirmation Hearing, the Bankruptcy Court will confirm the First Amended Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and stockholders which are impaired under the plan.

     1.   ACCEPTANCE.

          Classes 5, 6, 7 and 8 of the First Amended Plan are impaired under the First Amended Plan and are entitled to vote to accept or reject the First Amended Plan. The Debtor reserves the right to seek nonconsensual confirmation of the First Amended Plan with respect to any Class of Claims or Equity Interests that is entitled to vote to accept or reject the First Amended Plan if such Class rejects the First Amended Plan.

     2.   UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS.

          To obtain nonconsensual confirmation of the First Amended Plan, it must be demonstrated to the Bankruptcy Court that the First Amended Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

         a.    SECURED CREDITORS.

          Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause
(i) or (ii) of this subparagraph.

         b.    UNSECURED CREDITORS.

          Either (i) each impaired unsecured creditor receives or retains under the First Amended Plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the First Amended Plan.

         c.    EQUITY INTERESTS.

          Either (i) each holder of an equity interest will receive or retain under the First Amended Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the First Amended Plan.

          The Debtor believes that the First Amended Plan and the treatment of all Classes of Claims and Equity Interests under the First Amended Plan satisfy the foregoing requirements for nonconsensual confirmation of the First Amended Plan.

     3.   FEASIBILITY.

         a.    CAPACITY OF MCI WORLDCOM TO MAKE REQUIRED PLAN PAYMENTS.

          The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the First Amended Plan meets this requirement, Wireless has reviewed the capacity of MCI WorldCom to meet its obligations under the First Amended Plan. The Debtor believes that MCI WorldCom has more than sufficient capacity to make the payments required under the Plan. According to filings with the Securities and Exchange Commission, as of March 31, 1999, MCI WorldCom had cash of $775 million, liquid assets of $6.5 billion and total assets of $85.9 billion and liabilities of $39.5 billion, of which $18.1 billion were current liabilities. Furthermore, for the quarter ended March 31, 1999, MCI WorldCom had net income, after extraordinary items, taxes and mandatory distributions, of $709 million and positive operating cash flow of $1.9 billion. The market capitalization of MCI WorldCom, as of August 2, 1999, was estimated to be approximately $153.5 billion, based on approximately 1.86 billion shares of common stock outstanding (market capitalization estimates are based on the number of shares outstanding, multiplied by the closing per share market price reported).

         b.    FINANCIAL PROJECTIONS.

          The Debtor has also prepared projections of its financial performance for each of the three fiscal years following the year of confirmation of the First Amended Plan (the "Projection Period"). These projections, and the assumptions on which they are based, are included in the Projected Financial Information annexed hereto as Exhibit D.

          The financial information and projections appended to the First Amended Disclosure Statement include for two months ending December 31, 1999 and each of the three years ending December 31, 2000 through 2002:

          * Pro Forma Balance Sheet of Reorganized Wireless as of October 31, 1999;

          * Projected Balance Sheets of Reorganized Wireless for each of the years December 31, 1999 through 2002;

          * Projected Income Statements of Reorganized Wireless for the two months ending December 31, 1999 and for each of the years ending December 31, 2000 through 2002; and

          * Projected Cash Flow Statements of Reorganized Wireless for the two months ending December 31, 1999 and for each of the years ending December 31, 2000 through 2002.

          The pro forma financial information and the projections are based on the assumption that the First Amended Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the First Amended Plan and the initial distributions thereunder take place as of October 31, 1999.

          Wireless has prepared these financial projections based upon certain assumptions which it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the Projected Financial Information, annexed hereto as Exhibit D. The Financial Projections have not been examined or compiled by independent accountants. Wireless makes no representation as to the accuracy of the projections or its ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. See Section X.A., "Certain Risk Factors to be Considered -- Projected Financial Information." All holders of Claims and Equity Interests that are entitled to vote to accept or reject the First Amended Plan are urged to examine carefully all of the assumptions on which the Financial Projections are based in evaluating the First Amended Plan.

         c.    BUSINESS STRATEGY -- OVERVIEW.

          While Wireless is continuing its business as a wireless cable operator and will continue to exploit its DIRECTV agreements, its primary long-term business strategy is to expand the use of its spectrum through the delivery of digital broadband (i.e., high-capacity) wireless access (commonly known as "BWA") services such as two-way high-speed Internet access, data transmission and Internet Protocol telephony services. Currently, most Wireless revenues are derived from the sale of subscription-based television programming to SFU and MDU customers. Reorganized Wireless will continue to shift its overall sales and marketing focus to its DIRECTV and BWA services, and the focus of its subscription video products to emphasize sales to MDU customers and to de-emphasize its traditional SFU wireless cable market. This change is motivated by the lower operating costs and capital expenditures per subscriber associated with MDUs and DIRECTV. Wireless currently has operating systems in place for this business in 39 markets. Wireless does not presently plan to build out any new markets for delivery of wireless video cable services (although it may sell DIRECTV service in areas outside its currently serviced markets). Wireless intends to launch its data service operations in an additional 18 markets through 2002, 14 of which currently have video operations. Wireless holds FCC licenses that cover an additional 28 markets that have not yet been launched, 24 of which Wireless is evaluating to determine whether return on these assets can be maximized either by using them to deliver its Warp One product or by a sale of some or all of its license rights for these markets.

         d.    SUBSCRIPTION VIDEO.

          SFU/MDU Wireless Cable Market. The business of Wireless involves substantial capital expenditure in the construction and modification of transmission equipment as well as the installation of reception equipment for subscribers. Wireless has found that capital expenditures for reception equipment are lower per subscriber for MDU installations.

          DIRECTV. Wireless has entered into several long term cooperative marketing agreements with DIRECTV, Inc., a digital satellite programming provider, which allow Wireless to offer DIRECTV's digital satellite television service to the subscribers of Wireless. Wireless is thus able to offer its subscribers both its traditional wireless cable product and enhanced packages that offer DIRECTV's digital satellite programming. Terms of the DIRECTV Agreements include an activation commission structure, a revenue sharing provision, and a marketing and equipment rebate allowance. Based on these provisions, Wireless is able to build its subscriber base at a significantly lower net capital expenditure outlay than in its traditional SFU/MDU wireless business. In addition, Wireless has found that the DIRECTV Agreement has resulted in certain operational cost savings due to lower maintenance and manpower requirements associated with the DIRECTV satellite and reception equipment.

         e.    WARPONE -- HIGH-SPEED DATA/INTERNET.

          Wireless also uses its existing licenses and transmission facilities to offer some markets high-speed two-way data transmission and Internet access services that forgo the use of conventional telephone lines. Wireless has developed and launched a product that delivers high-speed data services and Internet access using its existing frequencies, facilities and broadband spectrum licenses. Marketed under the name "WarpOne," the product is capable of delivering data at speeds up to 10,000 Kbps. This far exceeds the capabilities of both conventional Internet access products, which deliver data at up to 56 Kbps, and current high-speed Internet access providers, which typically operate at 1,500 Kbps.

          Wireless launched WarpOne on a retail basis in its Jackson, Mississippi, Baton Rouge, Louisiana, and Memphis, Tennessee markets in 1998. Wireless initially offered WarpOne to small and medium sized businesses that are not served by other high-speed data services. Wireless believes that home offices, teleworkers of large corporations, educational institutions and its traditional MDU wireless cable customers may also represent significant markets for WarpOne. In late 1998, Wireless also introduced a wholesale broadband wireless service that allows customers of ISPs to utilize the two way high-speed Internet access of Wireless.

         f.    ADDITIONAL FINANCING.

          The business plan of Wireless assumes that Reorganized Wireless will require one or more substantial investments to finance its projected subscriber growth and the launch and development of its high-speed data business after emergence from bankruptcy. Reorganized Wireless may finance projected capital expenditures and operating expenses for system development in whole or in part through debt or equity financing, secured or unsecured credit facilities, joint ventures, sale of non-strategic assets or other arrangements. There can be no assurance that Reorganized Wireless will be able to access this additional capital in a timely manner or on satisfactory terms and conditions.

     4.   BEST INTERESTS TEST.

          With respect to each impaired Class of Claims and Equity Interests, confirmation of the First Amended Plan requires that each holder of a Claim or Equity Interest either (i) accept the First Amended Plan or (ii) receive or retain under the First Amended Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. To determine what holders of Claims and Equity Interests of each impaired Class would receive if the Debtor was liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor's assets and properties in the context of a chapter 7 liquidation case. The Cash amount which would be available for satisfaction of Unsecured Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of the Debtor, augmented by the unencumbered Cash held by the Debtor at the time of the commencement of the liquidation case. Such Cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of the Debtor's business and the use of chapter 7 for the purposes of liquidation.

          The Debtor's costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtor in Possession during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims which may arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by the Debtor in Possession during the Chapter 11 Case such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Unsecured Claims.

          To determine if the First Amended Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the liquidation of the Debtor's unencumbered assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the First Amended Plan.

          After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in a Chapter 11 Case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail and (iii) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Case, the Debtor has determined that confirmation of the First Amended Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtor under chapter 7 liquidation.

          The Debtor also believes that the value of any distributions to each class of Allowed Claims in a chapter 7 case, including all Secured Claims, would be less than the value of distributions under the First Amended Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

          The Debtor's Liquidation Analysis is attached hereto as Exhibit E. The information set forth in Exhibit E provides a summary of the liquidation values of the Debtor's assets assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtor's estate. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis. The Liquidation Analysis was prepared by management of Wireless with the assistance of its financial advisor.

          Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtor and management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if the Debtor was, in fact, to undergo such a liquidation. The Chapter 7 liquidation period is assumed to be a period of at least six months allowing for the (i) discontinuation of operations, (ii) selling of assets, and
(iii) collection of receivables.

D.   CONSUMMATION.

     The First Amended Plan will be consummated on the Effective Date. The Effective Date of the First Amended Plan is the first Business Day following the date on which the conditions precedent to the effectiveness of the First Amended Plan, as set forth in Section 10.1 thereof are satisfied or waived. For a more detailed discussion of the conditions precedent to the First Amended Plan and the impact of the failure to meet such conditions, see Section V.G., "The Plan of Reorganization -- Conditions to Confirmation and Effective Date."

     The First Amended Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.


                     VII.  MANAGEMENT OF REORGANIZED DEBTOR

     As of the Effective Date, the management, control and operation of Reorganized Wireless will become the general responsibility of its Board of Directors.

A.   BOARD OF DIRECTORS AND MANAGEMENT.

     1.   COMPOSITION OF THE BOARD OF DIRECTORS.

          The initial Board of Directors of Reorganized Wireless will consist of three members whose names and affiliations will be disclosed at or prior to the Confirmation Hearing. MCI WorldCom will nominate these directors. The members of such initial Board of Directors shall serve until the first annual meeting of stockholders of Reorganized Wireless or their earlier resignation or removal in accordance with the Restated Certificate Incorporation or Restated By-laws, as the same may be amended from time to time.

     2.   IDENTITY OF OFFICERS.

          Each of the officers of the Debtor set forth below will continue in his then current positions as officers of Reorganized Wireless:

    NAME                    AGE                             POSITION
    ----                    ---                             --------
Henry Burkhalter...........  51                 President and Chief Executive
                                                Officer

Ernest D. Yates............  53                 Executive Vice President and Chief
                                                Operating Officer

Henry G. Schopfer..........  52                 Executive Vice President, Chief
                                                Financial Officer and Secretary

Thomas G. Noulles..........  52                 Senior Vice President and General
                                                Counsel

          Henry Burkhalter became Chief Executive Officer of the Debtor in May 1997. Mr. Burkhalter became a director of the Company in April 1996 and President of theDebtor and Vice Chairman of the Board upon consummation of the Debtor's merger with TruVision Wireless, Inc. ("TruVision") in July 1996. Mr. Burkhalter stepped down as Vice Chairman of the Board in connection with his appointment as Chief Executive Officer of the Debtor in May 1997. Mr. Burkhalter had been Chairman of the Board of Directors, President and Chief Executive Officer of TruVision since its incorporation in April 1994. He has also served as the Chairman of Pacific Coast Paging, Inc. since 1990. Mr. Burkhalter also serves as a director of AmMex Commercial, Inc.

          Ernest D. Yates joined Wireless on December 31, 1997, as Executive Vice President and Chief Operating Officer. Mr. Yates' entire career has been in the telecommunication industry, where he has extensive experience in telecommunications technology in traditional switching and networks, video, wireless, fiber optics and advanced data networks and services. Mr. Yates most recently served as Executive Vice President of Operations for Electric Lightwave, a Competitive Local Exchange Carrier (CLEC) located in Vancouver, Washington. Mr. Yates has held executive management positions with Southwestern Bell Corporation, a Texas-based Regional Bell Operating Company
(RBOC), where he developed start up businesses and acquired companies and negotiated strategic international telecommunications business relationships.

          Henry G. Schopfer, III became Executive Vice President and Chief Financial Officer on December 9, 1996. He also serves as the Secretary of the Debtor. From 1988 to 1996, Mr. Schopfer served as an Executive Officer with Daniel Industries, Inc., a Houston, Texas-based manufacturer of oil field related products, most recently as Vice President and Chief Financial Officer. Mr. Schopfer has been a certified public accountant since 1972.

          Thomas G. Noulles joined Wireless on August 10, 1998, as Senior Vice President and General Counsel. Mr. Noulles came to the Debtor from National Data Corporation ("NDC"), where he served as Outside Corporate Counsel to NDC and Vice President, General Counsel and Secretary to C.I.S. Technologies, Inc., a subsidiary of NDC. Mr. Noulles also has twenty-two years of law firm experience in transactions, mergers and acquisitions, structured transactions under the United States securities laws and business negotiations.

B.   COMPENSATION OF EXECUTIVE OFFICERS.

     1998 COMPENSATION. The following table sets forth the current annual salary for certain of the officers of Wireless:

  Name of Individual               Capacities in which Served                 Salary
-------------------------       --------------------------------------    --------------
Henry Burkhalter                President and Chief Executive Officer     $   275,000

Ernest D. Yates                 Chief Operating Officer                   $   200,000

Henry G. Schopfer               Chief Financial Officer                   $   130,000

Thomas G. Noulles               General Counsel                           $   139,000

C.   MANAGEMENT CONTRACTS.

     Henry Burkhalter, Ernest Yates, Henry Schopfer and Thomas Noulles will each execute management contracts with Reorganized Wireless. Mr. Burkhalter's contract will have a term of three years and will provide for an annual salary of $300,000. Mr. Yates' contract will have a term of two years and will provide for an annual salary of $220,000. Mr. Schopfer's contract will have a term of two years and will provide for an annual salary of $145,000. Mr. Noulles' contract will have a term of two years and will provide for an annual salary of $142,000. Each of the contracts will also provide for the use of a company car or a car allowance, 1 year of severance pay (or 1 1/2 years of severance pay upon a change of control, which includes the acquisition of Wireless by MCI WorldCom pursuant to the First Amended Plan), annual performance bonuses at the discretion of the Board of Directors of Reorganized Wireless and standard employee benefits such as health care. A portion of the Bankruptcy Incentive Compensation, as defined below, may be paid to such officers as a signing bonus and/or retention incentive.

D.   BANKRUPTCY INCENTIVE COMPENSATION.

     In connection with the Original Plan, it was proposed that the Debtor or Reorganized Wireless adopt a share incentive plan that was intended to provide incentive to management, key employees and consultants of the Debtor to achieve and expedite the Debtor's reorganization, contingent upon their continued employment, by providing such persons with options to acquire shares of New Common Stock of Reorganized Wireless. Under the Original Plan, such persons were to receive 5-year options to purchase an aggregate of 1,110,000 shares of New Common Stock. The terms of these options were negotiated with the Unofficial Noteholders' Committee. As discussed below, these options would have had significant value as of the Effective Date and provided a significant incentive to members of management to remain with the Debtor and render their best efforts on behalf of the Debtor during the pendency of the Chapter 11 Case.

     Pursuant to negotiations with MCI WorldCom, under the First Amended Plan, the options contemplated by the Original Plan will not be delivered, since MCI WorldCom's objective is to own 100% of Reorganized Wireless without any outstanding options. However, MCI WorldCom has emphasized the importance and value to it of retaining the services of management through the period of the reorganization. Accordingly, as a result of negotiations with MCI WorldCom and representatives of management, the persons who would have received options to purchase shares of common stock of Reorganized Wireless under the Original Plan, as determined by the Debtor's existing Board of Directors, will receive cash payments aggregating $8,129,640 (the "Bankruptcy Incentive Compensation") to be funded by MCI WorldCom on the Effective Date. The Bankruptcy Incentive Compensation is in lieu of the 1,110,000 options that were to have been granted under the Original Plan, including the 444,000 options that would have been granted on the Effective Date (the "Effective Date Options") and the 666,000 options that were to have been granted by the Board of Directors of Reorganized Wireless (the "Subsequent Options"). The Debtor believes that the fair market value of the Effective Date Options would not have been less than, and may have significantly exceeded, the amount of the Bankruptcy Incentive Compensation. Moreover, although the value of the Subsequent Options is uncertain since the terms of these options were to be established by the Board of Directors of Reorganized Wireless, the Debtor believes that it is reasonable to assume that the Subsequent Options would have had significant additional value.

     The Bankruptcy Incentive Compensation is intended to compensate management for the elimination of the options contemplated by the Original Plan and for services rendered through the Chapter 11 Case including efforts to maximize the value of the Debtor's business and negotiation of improved terms for creditors and shareholders provided in the First Amended Plan as compared to the Original Plan. The Debtor's existing Board of Directors, in consultation with MCI WorldCom and with the consent of the affected recipient of Bankruptcy Incentive Compensation, may determine that a portion of the payments to such recipient will be deferred.

E.   OTHER COMPENSATION PLANS.

     On the Effective Date, retention and 1998 performance bonuses in an aggregate amount of $400,000 will be paid to certain employees of Reorganized Wireless on such date who do not have employment agreements. This bonus pool will be allocated by the Board of Directors of the Debtor or the compensation committee of the same, either of which may delegate such authority to the Chief Executive Officer of the Debtor.

     In addition, on the Effective Date, bonuses in an aggregate amount of $70,000 will be paid to certain senior officers of the Debtor (other than Mr. Burkhalter) if each has an employment agreement with Reorganized Wireless and remains employed thereby. This bonus pool will be allocated by the Board of Directors of the Debtor or the compensation committee of the same, either of which may delegate such authority to the Chief Executive Officer of the Debtor.


         VIII.  APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS
    TO THE NEW COMMON STOCK TO BE DISTRIBUTED UNDER THE FIRST AMENDED PLAN

     In reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and state securities and "blue sky" laws afforded by section 1145 of the Bankruptcy Code and other available exemptions, the New Common Stock to be issued on the Effective Date to MCI WorldCom will not require registration under the 1933 Act or any state securities or "blue sky" laws. However, MCI WorldCom may not resell any shares of New Common Stock without registration under the 1933 Act or any applicable securities or "blue sky" laws unless an exemption from such registration is available.

     Pursuant to the First Amended Plan, the certificate evidencing the shares of New Common Stock received by MCI WorldCom will bear a legend substantially in the form below:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS WIRELESS RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.


                          IX.  REORGANIZATION VALUES

     In conjunction with formulating the Original Plan, the Debtor determined that it was necessary to estimate post-confirmation going concern enterprise value for Reorganized Wireless. Prior to the Petition Date, the Debtor engaged Alex. Brown to prepare such a valuation. As set forth in the Original Disclosure Statement, Alex. Brown estimated the total enterprise value of Reorganized Wireless at approximately $160 million. Following the Petition Date several acquisition transactions in the industry occurred which indicated that this analysis should be reconsidered. See Section IV.H. "Events During the Chapter 11 Case -- Extension of the Debtor's Exclusive Period to File and Solicit Acceptances of a Plan of Reorganization." Alex. Brown analyzed these transactions and their effect on the total enterprise value of Reorganized Wireless.

     In particular, Alex. Brown analyzed the purchase of American Telecasting, Inc., PCTV, and Wireless Holdings by Sprint and the purchase of CAI Wireless by MCI WorldCom. The analysis was based upon a common method of comparing values of companies in the Debtor's industry -- total enterprise value per LOS housing unit. These transactions indicated that there had been a dramatic increase in the total enterprise value per LOS housing unit in the industry since the completion of the prepetition valuation. As part of their analysis, Alex. Brown also considered the increase in the trading price of the stock of another company similar to the Debtor -- Nucentrix. After Nucentrix emerged from bankruptcy in April of 1999, its stock price increased from an initial trading price of $14.75 per share to a price of $27.75 per share as of July 31, 1999. This increase in price of Nucentrix's common stock demonstrated an increase in total enterprise value per LOS housing unit for that company similar to those shown by the acquisition transactions.

     With this information, the Debtor negotiated the terms of the First Amended Plan with MCI WorldCom. The First Amended Plan, which embodies the terms resulting from those negotiations, is based upon a total enterprise value per LOS housing unit which is consistent with the analysis described above. The First Amended Plan as described herein is based upon an assumed total enterprise value of $420 million and a total enterprise value per LOS housing unit of $46.03.


                   X.  CERTAIN RISK FACTORS TO BE CONSIDERED

A.   PROJECTED FINANCIAL INFORMATION.

     The Projected Financial Information included in this First Amended Disclosure Statement is dependent upon the successful implementation of the Business Plan and the validity of the other assumptions contained therein. The Projected Financial Information reflects numerous assumptions, including confirmation and consummation of the First Amended Plan in accordance with its terms, certain assumptions with respect to competitors of the general business of Wireless and economic conditions and other matters, many of which are beyond the control of Wireless, including certain matters which are the subject of risk factors described below. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the Projected Financial Information may affect the actual financial results of Wireless. Although Wireless believes that the projected results included in the Projected Financial Information are reasonably attainable, some or all of the estimates will vary and variations between the actual financial results and those projected may be material.

     THE PROJECTED FINANCIAL INFORMATION WAS NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ("AICPA") OR THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB"). FURTHERMORE, THE PROJECTED FINANCIAL INFORMATION HAS NOT BEEN AUDITED OR REVIEWED BY THE INDEPENDENT ACCOUNTANTS OF WIRELESS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF REORGANIZED WIRELESS AND ITS MANAGEMENT. CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY WIRELESS, OR ANY OTHER PERSON, AS TO THE ACCURACY OF THE PROJECTIONS OR THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTED FINANCIAL INFORMATION.

B.   HART-SCOTT-RODINO ACT REQUIREMENTS.

     The receipt of New Common Stock by MCI WorldCom is subject to the notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, 15 U.S.C. Sect. 18a (the "HSR Act"). The Debtor will cooperate by making any filings required of it in connection with acquisitions of New Common Stock that are reportable under the HSR Act. No New Common Stock will be issued in connection with the First Amended Plan if receipt of such is subject to the notification and waiting period requirements of the HSR Act until such requirements have been satisfied and any applicable waiting periods have either expired or been terminated.


    XI.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE FIRST AMENDED PLAN

A.   INTRODUCTION.

     The following discussion summarizes the material federal income tax consequences expected to result from the consummation of the Plan. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Tax Code"), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the "Service"). There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought.

     Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders, the Debtor and Reorganized Wireless. It cannot be predicted at this time whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to holders, the Debtor and Reorganized Wireless.

     The following summary is for general information only. The tax treatment of a holder may vary depending upon such holder's particular situation. This discussion assumes that holders of Old Senior Notes, Old Common Stock and Old Unexercised Options and Warrants have held such property as "capital assets" within the meaning of Section 1221 of the Tax Code (generally, property held for investment). This summary does not address all of the tax consequences that may be relevant to a holder, nor does it address the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, financial institutions, insurance companies, foreign corporations, holders who are not citizens or residents of the United States, holders that hold the Old Senior Notes, Old Common Stock or Old Unexercised Options and Warrants as a position in a "straddle" or as part of a "synthetic security," "hedging," "conversion" or other integrated instrument, holders that have a "functional currency" other than the United States dollar and holders that have acquired the Old Senior Notes, Old Common Stock or Old Unexercised Options and Warrants in connection with the performance of services. Holders subject to any such special treatment should contact their own tax advisors regarding the tax consequences of the Plan. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

B.   FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTOR.

     1.   CANCELLATION OF INDEBTEDNESS AND REDUCTION OF TAX ATTRIBUTES.

          The Debtor generally will realize cancellation of indebtedness ("COI") income to the extent that the amount of Cash and the fair market value of the New Common Stock received by holders of Old Senior Notes and any other indebtedness is less than the adjusted issue price (plus the amount of any accrued but unpaid interest) of such Old Senior Notes and other indebtedness discharged thereby. The adjusted issue price of the Old Senior Notes should be equal to their issue price, increased by the amount of original issue discount ("OID") accrued thereon, reduced by the amount of any payments previously made thereon that were not payments of qualified stated interest.

          Under Section 108 of the Tax Code, however, COI income will not be recognized if the COI income occurs in a case brought under the Bankruptcy Code, provided the taxpayer is under the jurisdiction of a court in such case, and the cancellation of indebtedness is granted by the court or is pursuant to a plan approved by the court (the "Bankruptcy Exception"). Accordingly, because any cancellation of the Debtor's indebtedness will occur in a case brought under the Bankruptcy Code, the Debtor will be under the jurisdiction of the court in such case and the cancellation of the Old Senior Notes and any other indebtedness will be pursuant to the Plan, the Debtor will not be required to recognize any COI income realized as a result of the implementation of the Plan.

          Under Section 108(b) of the Tax Code, a taxpayer that does not recognize COI income under the Bankruptcy Exception is required to reduce certain tax attributes, including, without limitation, its net operating losses and loss carryforwards ("NOLs") and its tax basis in its assets (but not below the amount of liabilities remaining immediately after the discharge of indebtedness), in an amount generally equal to the amount of COI income excluded from income under the Bankruptcy Exception. Such taxpayer may elect under Section 108(b)(5) of the Tax Code (the "Section 108(b)(5) Election") to avoid the prescribed order of attribute reduction (which begins first with NOLs for the taxable year of the discharge and NOL carryovers to such taxable year) and instead reduce the basis of depreciable property first. The Section 108(b)(5) Election will extend to and reduce the basis of the stock of any subsidiary of the taxpayer if such subsidiary consents to a concomitant reduction in the basis of its depreciable property. If the taxpayer makes a
Section 108(b)(5) Election, the limitation prohibiting the reduction of asset basis below the amount of its remaining undischarged liabilities does not apply to the basis reduction resulting from the Section 108(b)(5) Election. The Debtor has not yet determined whether it will make the Section 108(b)(5) Election. Although the matter is not entirely free from doubt, any reduction in tax attributes should occur on a separate company basis even though the Debtor and its subsidiaries file a federal consolidated income tax return. Thus, although not entirely free from doubt, because the Old Senior Notes and other indebtedness discharged by the Plan will be obligations of the Debtor, only the Debtor's separate company tax attributes should have to be reduced pursuant to Section 108(b) of the Tax Code.

          The Debtor has reported the following NOLs on its consolidated federal income tax returns:

     1993 $     15,871
     1994    2,271,043
     1995    6,304,051
     1996   43,694,441
     1997   70,811,317
            ----------
          $123,096,723

          In addition, the Debtor believes that its consolidated group generated an additional consolidated NOL in its 1998 tax year of approximately $70 - $80 million and will probably generate an additional NOL for the portion of its 1999 tax year preceding the Effective Date. However, the amount of 1998 or 1999 NOLs (if any) will not be determined by the Debtor until it prepares its tax returns for such periods. In addition, the Debtor believes that a portion of its NOLs (less than $50,000,000) are subject to certain pre-existing usage limitations under Section 382 of the Code and the consolidated return SRLY rules provided in Treasury Regulations. Furthermore, any NOLs are subject to audit and possible challenge by the Service and thus may ultimately vary from any specific amounts indicated herein. As a result of the application of
Section 108(b) of the Tax Code (and assuming a Section 108(b)(5) Election will not be made), the Debtor believes that some of its NOLs will be eliminated after consummation of the Plan.

     2.   SECTION 382 LIMITATIONS ON NOLS.

          Under Section 382 of the Tax Code, if a corporation with NOLs (a "Loss Corporation") undergoes an "ownership change," the use of such NOLs (and certain other tax attributes) will generally be subject to an annual limitation as described below. In general, an "ownership change" occurs if the percentage of the value of the Loss Corporation's stock owned by one or more direct or indirect "five percent shareholders" has increased by more than 50 percentage points over the lowest percentage of that value owned by such five percent shareholder or shareholders at any time during the applicable "testing period" (generally, the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent ownership change of the corporation). The Plan should trigger an ownership change of the Debtor's consolidated group on the Effective Date.

          A Loss Corporation's use of NOLs (and certain other tax attributes) after an "ownership change" will generally be limited annually to the product of the long-term tax-exempt rate in effect on the Effective Date (as published by the Service) and the value of the Loss Corporation's outstanding stock immediately before the ownership change (excluding certain capital contributions) (the "Section 382 Limitation"). However, the Section 382 Limitation for a taxable year, any portion of which is within the five-year period following the Effective Date, will be increased by the amount of any "recognized built-in gains" for such taxable year. The increase in a year cannot exceed the "net unrealized built-in gain" (if such gain exists immediately before the "ownership change" and exceeds a statutorily defined threshold amount) reduced by recognized built-in gains from prior years ending during such five-year period. In addition, any "recognized built-in losses" for a taxable year, any portion of which is within the five-year period following the Effective Date, will be subject to limitation in the same manner as if such loss was an existing NOL to the extent such recognized built-in losses do not exceed the "net unrealized built-in loss" (if such loss exists immediately before the "ownership change" and exceeds a statutorily-defined threshold amount) reduced by recognized built-in losses for prior taxable years ending during such five-year period. At this time, the Debtor is unable to predict whether it will have a "net unrealized built-in gain" or a "net unrealized built-in loss" that will exceed the statutorily defined threshold amount at the Effective Date. NOLs not utilized in a given year because of the
Section 382 Limitation remain available for use in future years until their normal expiration dates. To the extent that a Loss Corporation's Section 382 Limitation in a given year exceeds its taxable income for such year, that excess will increase the Section 382 Limitation in future taxable years. Finally, if Reorganized Wireless does not continue the Debtor's historic business or use a significant portion of the Debtor's business assets in a new business for two years after the "ownership change," the Section 382 Limitation would be zero (except as increased by recognized built-in gains, as described above).

          Two alternative bankruptcy exceptions for Loss Corporations undergoing an ownership change pursuant to a bankruptcy proceeding are provided for in the Tax Code. The first exception, Section 382(1)(5) of the Tax Code applies where so-called "old and cold" creditors of the debtor receive at least 50% of the voting power and value of the stock of the reorganized debtor. An "old and cold" creditor includes a creditor who has held the debt of the debtor for at least eighteen months prior to the date of the filing of the bankruptcy case or who has held "ordinary course indebtedness" at all times it has been outstanding. Because MCI WorldCom is not an "old and cold" creditor and will receive all of the New Common Stock pursuant to the Plan, the Section 382(l)(5) exception should not be available.

          The second bankruptcy exception, Section 382(1)(6) of the Tax Code, permits the value of the Loss Corporation's outstanding stock, for purposes of computing the Section 382 Limitation, to be based on the value of the Loss Corporation's outstanding stock immediately after the ownership change, thereby reflecting, among other things, increases in stock value attributable to the conversion of debt into stock (but the value of such stock as adjusted generally may not exceed the value of the Debtor's gross assets immediately before the ownership change). Thus, as a result of the Plan, Reorganized Wireless's use of pre-ownership change NOLs and certain other tax attributes (if any), to the extent remaining after the reduction thereof as a result of the COI of the Debtor, will be limited and generally will not exceed, in any year, the product of the long term tax exempt rate and the value of Reorganized Wireless's stock as adjusted pursuant to Section 382(l)(6).

     3.   SECTION 269 LIMITATION ON NOLS.

          In general, Section 269 of the Tax Code grants the Service the power to disallow any deduction, credit or allowance (including the utilization of NOLs and other tax attributes) following the acquisition of control of a corporation by any person or persons for the principal purpose of avoiding or evading federal income taxes. Application of Section 269 of the Tax Code depends on an evaluation of the facts and circumstances, including an evaluation of whether the acquiror carries on more than an insignificant amount of the acquired corporation's active trade or business. In the event that MCI WorldCom continues to operate the Debtor's business (or a substantial portion thereof), Section 269 should not apply to MCI WorldCom's acquisition of the New Common Stock.

C.   FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OTHER OLD SENIOR NOTES
     (CLASS 5).

     Holders exchanging Other Old Senior Notes for Cash will generally recognize gain or loss in an amount equal to the difference between (i) the amount of Cash received for such Old Senior Notes (except to the extent the Cash received is attributable to accrued but unpaid interest on such Old Senior Notes, which generally would be taxable to a holder as ordinary income (see "Accrued Interest and Original Issue Discount" below)) and (ii) the holder's adjusted tax basis in the Old Senior Notes. Generally, a holder's adjusted tax basis for an Other Old Senior Note will be equal to the cost of the Old Senior Note to such holder, increased by any OID or market discount (see below) previously included in income by the holder, less payments (other than payments of qualified stated interest) received on the Old Senior Note, and less any amortized bond premium previously deducted from gross income by the holder.

     Such gain or loss generally will be long-term capital gain or loss (subject to the market discount rules discussed below) if the holder had held the Other Old Senior Notes for more than one year. Holders should consult their own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and noncorporate taxpayers.

     The Tax Code generally requires holders of "market discount bonds" to treat as ordinary income any gain realized on the disposition of such bonds (including in certain non-recognition transactions, such as a gift) to the extent of the market discount accrued during the holder's period of ownership. A "market discount bond" is a debt obligation purchased at a market discount, subject to a statutorily defined de minimis exception. For this purpose, a purchase at a market discount includes a purchase after the original issue at a price below the stated redemption price at maturity of the debt instrument, or, in the case of a debt instrument issued with OID, such as the Other Old Senior Notes, at a price below (i) its "issue price," plus (ii) the amount of OID includible in income by all prior holders of the debt instrument, minus (iii) all cash payments (other than payments of qualified stated interest) received by such previous holders.

     A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount accrues, either on a straight-line basis or, if elected, on a constant interest rate basis. If a holder of a market discount bond elects to include market discount in income on a current basis, the foregoing rule with respect to the recognition of ordinary income on a sale or other disposition of such bond would not apply.

D.   FEDERAL INCOME TAX CONSEQUENCES TO MCI WORLDCOM (CLASS 6).

     Whether the exchange of the MCI WorldCom Old Senior Notes for New Common Stock pursuant to the Plan will be a nontaxable recapitalization under the Tax Code will depend in part upon whether the MCI WorldCom Old Senior Notes are considered to be "securities" within the meaning of the provisions of the Tax Code governing reorganizations. The test as to whether a debt instrument is a "security" involves an overall evaluation of the nature of the debt instrument, with the term of the debt instrument usually regarded as one of the most significant factors. Generally, debt instruments with a term of five years or less have not qualified as "securities," whereas debt instruments with a term of ten years or more generally have qualified as "securities."

     Although the treatment of the MCI WorldCom Old Senior Notes is not entirely certain because the stated terms of such instruments are less than ten years, both the 1995 Senior Notes and the 1996 Senior Discount Notes held by MCI WorldCom should be treated as "securities" for federal income tax purposes. Accordingly, the exchange of the MCI WorldCom Old Senior Notes for New Common Stock should constitute a recapitalization for federal income tax purposes and, as a result, MCI WorldCom should not recognize any gain (except to the extent the New Common Stock is attributable to accrued but unpaid interest on the MCI WorldCom Old Senior Notes, which generally would be taxable to MCI WorldCom as ordinary income (see "Accrued Interest and Original Issue Discount" below)). MCI WorldCom's tax basis in the New Common Stock exchanged for MCI WorldCom Old Senior Notes should be equal to its adjusted tax basis in the MCI WorldCom Old Senior Notes (and, possibly, MCI WorldCom's tax basis in any Old Unexercised Options and Warrants and Old Common Stock held on the Effective Date). MCI WorldCom's tax basis in an MCI WorldCom Old Senior Note will generally be equal to its cost, increased by any OID or market discount (see below) previously included in income by MCI WorldCom, less payments (other than payments of qualified stated interest) received on the Old Senior Note, and less any amortized bond premium previously deducted from gross income. MCI WorldCom's holding period for the New Common Stock will include its holding period for the MCI WorldCom Old Senior Notes exchanged therefor. MCI WorldCom's tax basis in the New Common Stock issued to MCI WorldCom for Cash will be equal to the amount of Cash paid therefor.

     If either (or both) the 1995 Senior Notes or the 1996 Senior Discount Notes exchanged by MCI WorldCom were determined not to constitute "securities" for federal income tax purposes (the "Non-Security Old Senior Notes"), then MCI WorldCom would recognize gain or loss equal to the difference between the fair market value of the New Common Stock received (except to the extent the New Common Stock is attributable to accrued but unpaid interest on such Non-Security Old Senior Notes, which generally would be taxable to MCI WorldCom as ordinary income (see Section XI.G. " -- Accrued Interest and Original Issue Discount")) and MCI WorldCom's adjusted tax basis in such Non-Security Old Senior Notes exchanged therefor. Any such gain or loss would generally be long-term capital gain or loss (subject to the market discount rules discussed below) if such Non-Security Old Senior Notes had been held for more than one year. MCI WorldCom's tax basis in the New Common Stock received in exchange for a Non-Security Old Senior Note would be equal to its fair market value on the Effective Date, and the holding period for the New Common Stock would begin on the day immediately after the Effective Date.

     Any accrued (but unrecognized) market discount on the MCI WorldCom Old Senior Notes will not have to be recognized as income on the Effective Date. However, on a subsequent taxable disposition of the New Common Stock received pursuant to the Plan, gain will be treated as ordinary income to the extent of market discount accrued prior to the Effective Date. See Section XI.C. " -- Federal Income Tax Consequences for Holders of Other Old Senior Notes (Class
5)" for a discussion of the market discount rules under the Tax Code.

E. FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OLD COMMON STOCK INTERESTS (CLASS 8).

     Holders exchanging Old Common Stock Interests (other than any such Interests received in connection with the performance of services) for Cash will generally recognize gain or loss in an amount equal to the amount of Cash received less the holder's adjusted tax basis in the Old Common Stock Interest. A holder should generally recognize long-term capital gain or loss if the holder held the Old Common Stock Interest for more than one year. Holders should consult their own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and noncorporate taxpayers

F.   FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OTHER CLAIMS.

     A holder of a Claim in a class not discussed above will generally recognize gain or loss equal to the amount of any Cash received plus the fair market value of any other property received with respect to its Claim (other than for accrued but unpaid interest) less its adjusted basis in its Claim (other than for accrued but unpaid interest). The character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including (but not limited to) the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim has been held for more than one year, whether the Claim was purchased at a discount, and whether and to what extent the holder had previously claimed a bad debt deduction or a worthless security deduction.

G.   ACCRUED INTEREST AND ORIGINAL ISSUE DISCOUNT.

     Holders will be treated as receiving a payment of interest to the extent that any Cash or other property received pursuant to the Plan is attributable to accrued but unpaid interest (including OID), if any, on such Claims, except to the extent that a holder has previously included such accrued interest (including OID) in income. The extent to which the receipt of Cash or other property should be attributable to accrued but unpaid interest is unclear. The Debtor intends to take the position that such Cash or property distributed pursuant to the Plan will first be allocable to the principal amount of a Claim and then, to the extent necessary, to any accrued but unpaid interest thereon. It is possible, however, that the Service may take a contrary position. Each holder should consult its own tax advisor regarding the determination of the amount of consideration received under the Plan that is attributable to interest (if any).

     To the extent any property received pursuant to the Plan is considered attributable to accrued but unpaid interest, a holder will recognize ordinary income to the extent that the value of such property exceeds the amount of such interest previously taken into income by the holder, and a holder's basis in such property should be equal to the amount of interest income treated as satisfied by the receipt of such property. The holding period in such property should begin on the day immediately after the Effective Date. A holder generally will be entitled to recognize a loss to the extent any accrued interest was previously included in its gross income and is not paid in full.

H.   BACKUP WITHHOLDING AND INFORMATION REPORTING.

     Holders of Old Senior Notes may be subject to backup withholding at the rate of 31% with respect to the receipt of New Common Stock, Cash or other property received pursuant to the Plan, unless such holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number ("TIN") on Form W-9, certifies as to no loss of exemption from backup withholding and complies with applicable requirements of the backup withholding rules. An otherwise exempt holder may be subject to backup withholding if, among other things, the holder (i) fails to properly report payments of interest and dividends or (ii) in certain circumstances, has failed to certify, under penalty of perjury, that such holder has furnished a correct TIN. Holders that do not provide a correct TIN may also be subject to penalties imposed by the Service.

     Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of federal income taxes, a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Service.

     The Debtor may be obligated to provide information statements to the Service and to holders who receive Cash and/or New Common Stock pursuant to the Plan reporting the payment of Cash and/or New Common Stock (except with respect to holders that are exempt from the information reporting rules, such as corporations).

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE FIRST AMENDED PLAN AND THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS. NEITHER THE DEBTOR NOR ITS PROFESSIONALS SHALL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE FIRST AMENDED PLAN OR THE FOREGOING DISCUSSION.

XII.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE FIRST AMENDED PLAN

     If the First Amended Plan is not confirmed and consummated, the Debtor's alternatives include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.   LIQUIDATION UNDER CHAPTER 7.

     If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtor. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests is set forth in Section VI.C.4., "Confirmation and Consummation Procedure -- Confirmation -- Best Interests Test." The Debtor believes that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the First Amended Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor's operations and (iii) the failure to realize the greater, going concern value of the Debtor's assets.

B.   ALTERNATIVE PLAN OF REORGANIZATION.

     If the First Amended Plan is not confirmed, the Debtor or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtor's business or an orderly liquidation of its assets. With respect to an alternative plan, the Debtor has explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the First Amended Plan. In addition, by a letter to the Debtor dated February 25, 1999 (the "Heartland Letter"), Nucentrix, a holder of approximately 20% of the Old Common Stock, requested consideration of an alternate plan of reorganization for the Debtor. The principal features of the plan proposed in the Heartland Letter are (i) the merger of the Debtor into Nucentrix, (ii) receipt by holders of the Old Senior Notes of 27% of the common stock of the entity created by such merger ("Newco") and (iii) receipt by the holders of Old Common Stock of 1.08% of the common stock of Newco and five-year warrants to purchase 2.7% of the outstanding shares of Newco common stock at exercise price that is consistent with the proposed exercise price in this Plan (adjusted to reflect the merger of the Debtor and Nucentrix). The Debtor believes that the proposal by Nucentrix has expired. In any event, however, the Debtor did consider the plan proposed in the Heartland Letter and believes that the Original Plan and the First Amended Plan described herein are, on the whole, more favorable to the creditors and equity security holders of the Debtor. The Debtor bases this conclusion in part upon its belief that the plan proposed in the Heartland Letter ascribes less value to the Debtor and its business, relative to that value of Nucentrix and its business set forth in bankruptcy court filings in Nucentrix's chapter 11 case, than is warranted based upon the original valuation set forth in the Original Disclosure Statement and the valuation described herein. Accordingly, the recoveries made available to creditors and equity securities holders under the plan proposed in the Heartland Letter are less favorable than those provided for in the Original Plan and the First Amended Plan described herein.

     The Debtor believes that the First Amended Plan enables the Debtor to successfully and expeditiously emerge from chapter 11, preserves its business and allows creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtor would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtor believes that a liquidation under chapter 11 is a much less attractive alternative to creditors because a greater return is provided for in the First Amended Plan to creditors.


                    XIII.  CONCLUSION AND RECOMMENDATION

     The Debtor believes that confirmation and implementation of the First Amended Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. In addition, other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtor urges holders of impaired Claims and Equity Interests entitled to vote on the First Amended Plan to vote to accept the First Amended Plan and to evidence such acceptance by returning their ballots so that they will be received not later than __:__ _.m., Eastern Time, on _________ __,1999.

Dated:  August ___, 1999



                              WIRELESS ONE, INC., a Delaware corporation


                              By:________________________________________
                              Name: Henry G. Schopfer, III
                              Title: Executive Vice President, Chief Financial
                                    Officer and Secretary




**FOOTNOTES**

{1}   This table is only a summary of the classification and treatment of
Claims and Equity Interests under the First Amended Plan. Reference should be made to the entire First Amended Disclosure Statement and the First Amended Plan for a complete description of the classification and treatment of Claims and Equity Interests.

{2}   Based upon an assumed total enterprise value of $420 million.

{3}   Wireless leases many of its licenses from educational institutions.  The
Debtor pays for these licenses and also provides the educational institutions with air time on its channels.

{4}   Wireless has found that the DIRECTV arrangement also results in a cost savings for Wireless because the DIRECTV product needs less repair, as the satellites and reception equipment DIRECTV depends on are immune from or resistant to weather conditions that occasionally damage Wireless's transmission and reception equipment.

{5}   In the valuation performed in January of 1999, four public companies were selected as comparable. In a transaction consummated December 2, 1998, CAI Wireless became the owner of 94% of the outstanding stock of CS Wireless Systems, Inc, another company in the Debtor's industry. Subsequently, MCI WorldCom announced that it had entered into a merger agreement with CAI Wireless Systems, Inc. on April 26, 1999.

{6}   Generally, companies in the wireless cable industry have reported the estimated number of gross housing units which are capable of receiving their signals as line-of-sight housing units. Enterprise value per LOS housing unit is thus one measure of expressing value in the wireless cable industry. Although the Debtor believes, for a variety of reasons, that the number of gross housing units is a more meaningful statistic than LOS housing units, the LOS numbers for these transactions serve to demonstrate the dramatically higher valuations in the wireless cable industry.

{7}   This estimate is based on an estimated total enterprise value of $454 million and an estimated 7.8 million LOS housing units, as disclosed in PCTV's filings with the Securities and Exchange Commission.

{8}   This derivation is based on a combined estimated total enterprise value of $1.027 billion and 19.2 million estimated LOS housing units for CAI Wireless and CS Wireless Systems, Inc.

{9} Based upon the disclosure statement of CAI Wireless dated June 30, 1998, CAI Wireless estimated a hypothetical post-reorganization total enterprise value per LOS housing unit of $22.71. This hypothetical post-reorganization total enterprise was subject to a number of assumptions which, as of February 1, 1999, had not come to pass. The calculation of hypothetical post-reorganization enterprise value per LOS housing unit is based on the estimated total enterprise value for CAI Wireless of $293 million and an estimated 12.9 million housing units for CAI Wireless (without including CS Wireless Systems, Inc.), as set forth in the disclosure statement of CAI Wireless dated June 30, 1998.

{10} Warrants were also issued under the Nucentrix's plan of reorganization with an exercise price of $27.53. These warrants were "in the money" within one week of the day that the stock of Nucentrix began trading.

{11} This calculation is based upon an estimated total enterprise value of $268 million and an estimated 7.1 million LOS housing units, as disclosed in Nucentrix's filings with the Securities and Exchange Commission.